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Exhibit 1

Profit Announcement

FOR YEAR ENDED
30 SEPTEMBER 2003

Incorporating the
requirements of Appendix 4E
Westpac Banking Corporation, ABN 33 007 457 141

RESULTS FOR ANNOUNCEMENT TO THE MARKET	Full Year Profit Announcement 2003

Revenues from ordinary activities	down	2.7%	to	$14,861 m
Profit from ordinary activities after tax attributable to equity holders	down	0.4%	to	$2,183 m
Net profit for the period attributable to equity holders	down	0.4%	to	$2,183 m
Dividend Distributions (cents per share)	Amount per security	Franked amount per security
Final Dividend	40 cents	40 cents
Interim Dividend	38 cents	38 cents
Record date for determining entitlements to the dividend	26 November 2003 (Sydney) 25 November (New York) 28 November 2003 (NZ Class shares)

TABLE OF CONTENTS	Full Year Profit Announcement 2003
Press Release			2
1.	Profit Overview		4
	1.1	Overview of the 2003 results	4
	1.2	Outlook	5
2.	Results at a Glance		6
	2.1	Earnings	6
	2.2	Summary—statement of financial position	9
3.	Review of Group Operations		11
	3.1	Summary	11
	3.2	Review of underlying earnings	12
	3.3	Capital and dividends	16
	3.4	Credit quality	18
	3.5	Corporate governance and responsibility	19
4.	Business Unit Performance		20
	4.1	Business and Consumer Banking	22
	4.2	BT Financial Group	36
	4.3	Westpac Institutional Bank	40
	4.4	New Zealand Banking	43
5.	BT Financial Group		46
	5.1	Total funds management and life insurance risk businesses	46
	5.2	Funds management business	48
	5.3	Life insurance risk business	50
	5.4	Other business	52
	5.5	Embedded value and value of new business	53
6.	2003 Final Financial Information		56
	Index to Section 6		56
	6.1	Consolidated statement of financial performance	57
	6.2	Consolidated statement of financial position	58
	6.3	Consolidated statement of cash flows	59
	6.4	Movement in retained profits	60
	6.5	Notes to full year 2003 financial information	60
	6.6	Statement in relation to the audit of accounts	81
7.	Other Information		82
	7.1	Credit ratings	82
	7.2	Exchange rates	82
	7.3	Disclosure regarding forward-looking statements	82
	7.4	Shareholder calendar	83
8.	Reconciliation of Reported Results		85
	8.1	Year end reconciliation	85
	8.2	Half year reconciliation	87
	8.3	Reconciliation of significant items	91
	8.4	Detailed tax reconciliation	92
9.	Economic Profit		93
10.	Glossary		95

        In this announcement references to "Westpac", "the Group", "we", "us" and "our" are to Westpac Banking Corporation and its consolidated subsidiaries.

PRESS RELEASE	Full Year Profit Announcement 2003

Westpac delivers double-digit cash earnings growth

        Westpac Banking Corporation today reported an increase in cash earnings to $2,271 million for the full year ended September 2003, up 10% on the 2002 result excluding the non- recurring significant items in that year. Operating profit after tax was $2,183 million.

        Key features of the result included (excluding the 2002 non-recurring significant items):

  •
  net operating income (revenue) up 10%;

  •
  cash earnings per share up 9% to 124.5 cents per share;

  •
  return on equity (cash basis) was maintained at 21%; and

  •
  economic profit, which is a measure of the earnings generated in excess of the cost of capital, up 15%.

        Directors have determined to pay a final dividend of 40 cents per share, taking the total dividend for the year to 78 cents, an increase of 11% on the prior year.

        Westpac's CEO, David Morgan, said this strong result was achieved through continuing solid revenue growth across all businesses within the group.

        "Over the last 4 years or so we have sought to differentiate ourselves from our competitors through our customer focused strategy and it is delivering.

        "What is particularly pleasing is that we have achieved solid earnings growth at the top end of market expectations while maintaining our return on equity," Dr Morgan said.

        All business units continued to perform strongly. Key results (excluding the 2002 non-recurring significant items) include:

  •
  Australian Business and Consumer Banking delivered a 15% lift in cash earnings compared to 2002, with continued momentum in home loan outstandings (up 18%), retail deposits (up 15%), and business lending (up 12%);

  •
  Institutional Bank cash earnings were up 40% on 2002, with strong growth in financial and capital markets as well as developing new fee based revenue through innovative debt securities;

  •
  New Zealand Business and Consumer Banking cash earnings were up 11% (local currency) benefiting in particular from strong housing lending growth and complemented by growth in business lending, deposits, and agri-markets; and

  •
  BT Financial Group cash earnings were up 48% on 2002 and up 21% on the previous half year. BT has achieved $54 million in synergies, 17% above initial forecasts.

        The expense to income ratio for the combined banking group (excluding wealth management) improved to 50% down from 55% in 2002.

        Growth in Westpac's lending portfolio has been achieved without compromising asset quality. Stressed loans have declined by a further by 9 basis points to 1% of total commitments. The charge for bad and doubtful debts increased by $24 million or 5% on 2002 as a result of higher dynamic provisioning due to stronger organic loan growth.

        Dr Morgan said: "Today's result shows that Westpac is successfully implementing a range of strategic initiatives, particularly in customer service, that is improving long term earnings sustainability.

        "We have the right balance between growth and return, having again delivered consistent earnings growth despite the earnings dilution arising from the sale of AGC in 2002 and the acquisition of Rothschild Australia Asset Management and BT Funds Management."

        Westpac's leadership in governance and corporate responsibility was again widely recognised with Westpac rated the global sustainability leader in the banking sector by the Dow Jones Sustainability Index for the second year running and being the only company to receive a AAA rating in the Reputex Social Responsibility Ratings.

Outlook

        After three years of weakness in the global economy, there are increasing signs that economic growth is returning in the major world economies. This is important for Australia and New Zealand, where economic growth increasingly depends on export growth as consumer demand, especially for housing, is likely to soften. For Westpac's business, this means:

  •
  the more positive global outlook will support business investment and hence business lending growth; and

  •
  the improved investment environment will support a more positive outlook for equities which should lead to better investment flows into funds management products.

        After a long period of declining and stable interest rates Westpac now expects moderate interest rate rises in Australia in 2004. However consumer sentiment is expected to remain generally high as business activity gathers momentum and inflation remains low.

        Dr Morgan said: "In this environment, we remain positive about the revenue outlook despite the impact of the credit card interchange reform and the expected easing in housing credit growth.

        "While not providing a specific forecast for 2004, we expect under most scenarios that medium term cash earnings growth will be consistent with 6 to 10 per cent range as outlined in previous guidance.

        "With the resilience now evident across all businesses, recent market share gains, and a strong start to the 2004 financial year, our outlook for continued earnings growth in 2004 remains positive."

PROFIT OVERVIEW	Full Year Profit Announcement 2003

1.1   OVERVIEW OF THE 2003 RESULTS

        We have had a successful year. We have integrated our recent wealth management acquisitions and achieved additional synergy benefits while remaining focused on the performance of our existing franchise. The result is net profit attributable to equity holders of $2,183 million and cash earnings of $2,271 million. The net profit outcome is in line with the 2002 outcome, which included a $181 million net contribution from significant items recorded in that year. Cash earnings increased 10% and cash earnings per share were up 9% to 124.5 cents after excluding the non-recurring significant items from our 2002 result. Significantly, this is at the top end of previous market guidance and continues eleven years of core profit growth.

        The key financial features of our 2003 result compared to our 2002 underlying result are:

  •
  net profit attributable to equity holders of $2,183 million, up 9%;

  •
  cash earnings of $2,271 million, up 10%;

  •
  cash earnings per share 124.5 cents, up 9%;

  •
  cash earnings return on average ordinary equity of 21%;

  •
  economic profit up 15%; and

  •
  strong capital position with Tier 1 at 7.2% and Adjusted Common Equity (ACE) at 5.0%.

        The Directors have determined to pay a final dividend of 40 cents per ordinary share (fully franked) taking our full year dividend to 78 cents (fully franked), an increase of 11% on 2002 dividends. The dividend payout ratio was 63% of cash earnings and our franking capacity remains strong.

        The growth in cash earnings was achieved through a marked lift in earnings across all business units. Operating income grew 10% driven by robust household credit growth, additional fee income from our recent wealth management acquisitions and a turnaround in the performance of financial markets in our Institutional Bank. Operating expenses grew 9% reflecting the net expense contribution of the change in our business mix in 2002/2003, additional expenses in areas previously highlighted to the market, such as superannuation amortisation and the appreciation of the New Zealand currency, together with a small increase in costs in our ongoing businesses of 1%.

        Highlights from business unit performance include:

  •
  15% growth in cash earnings in our Australian retail franchise, Business and Consumer Banking relative to 2002;

  •
  a strong performance by the Institutional Bank with cash earnings up 40% and robust growth in financial markets and corporate debt activity;

  •
  strong cash earnings growth in New Zealand Banking, up 11% in local currency terms driven by solid income growth; and

  •
  48% growth in BT Financial Group (BTFG) cash earnings driven by the acquisition and delivery of synergies in our funds management and life insurance businesses.

        Our bad debt expense is up 5% on 2002. Half of the bad debt expense reflects the dynamic provisioning associated with our growing loan book.

        We have delivered a quality result in 2003 against the backdrop of a difficult world economy and weak equity markets. We are now well positioned to meet our financial goals in 2004.

1.2   OUTLOOK

        After three years of weakness in the global economy, there are increasing signs that economic growth is returning in the major world economies. This is important for Australia and New Zealand where economic growth here will increasingly depend on export growth as consumer demand, especially for housing, is likely to soften. For our business this means:

  •
  a positive global outlook will support business investment and hence business lending;

  •
  an improved investment environment will support a more positive outlook for equities and should lead to better investment flows into funds management products; and

  •
  the long awaited easing in demand for housing credit will become evident in 2004.

        We expect consumer sentiment to remain generally high as business activity gathers momentum and inflation remains low. In this environment, we see little reason why revenue growth won't remain in line with the experience of recent years, despite the impact of the credit card interchange reform and the expected easing in housing credit growth.

        In our previous medium term guidance we indicated that in most scenarios we would expect to increase cash earnings by 6 to 10 per cent with some additional enhancement to earnings per share in most years from capital management initiatives. The outlook for growth in cash earnings per share in 2004 is likely to be marginally below the growth in cash earnings as the strength of our asset growth in 2003 has precluded any capital management activities this year. Consistent with our strategy we will consider such initiatives in 2004 but the timing of these remains uncertain.

        It is not our intention to provide specific earnings forecasts for 2004 as we believe this practice is unduly restrictive and can distract management from focusing on medium term shareholder value. In addition the global regulatory environment is no longer supportive of providing explicit earnings guidance.

        That said, with the resilience now evident across all businesses, recent market share gains, and a strong start to the 2004 financial year, the outlook for continued earnings growth in 2004 remains positive.

2. RESULTS AT A GLANCE	Year End Profit Announcement 2003

2.1   EARNINGS

        Our 2003 full year earnings are presented in the table below as both net profit attributable to equity holders and cash earnings. We believe our financial performance is better measured on a cash earnings basis as this basis adjusts our result for two material items which do not reflect cash flows available to ordinary shareholders: amortisation of goodwill and dividends paid on our hybrid equity.

$m Reported cash earnings	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	2,236	2,108	6	4,344	4,146	5
Non-interest income	1,557	1,429	9	2,986	2,978	0

Net operating income	3,793	3,537	7	7,330	7,124	3
Operating expenses	(1,906)	(1,857)	(3)	(3,763)	(3,895)	3
Goodwill amortisation	(85)	(78)	(9)	(163)	(100)	(63)

Underlying performance	1,802	1,602	12	3,404	3,129	9
Bad debts	(271)	(214)	(27)	(485)	(461)	(5)

Profit from ordinary activities before income tax	1,531	1,388	10	2,919	2,668	9
Tax expense	(395)	(333)	(19)	(728)	(471)	(55)
Net profit attributable to outside equity interests	(4)	(4)	—	(8)	(5)	(60)

Net profit attributable to equity holders	1,132	1,051	8	2,183	2,192	(0)

Goodwill amortisation	85	78	(9)	163	100	(63)
Distributions on other equity instruments	(41)	(34)	(21)	(75)	(48)	(56)

Reported cash earnings	1,176	1,095	7	2,271	2,244	1

        Our 2002 comparatives include several non-recurring significant items relating to the profit on sale of AGC, changes in accounting policy, the write down of certain offshore high yield securities and the establishment of an integration provision. The reconciliation below adjusts reported 2002 cash earnings for these significant items to derive underlying earnings. A more detailed reconciliation is provided in sections 8.1 and 8.2, and an explanation of the adjustments is provided in section 8.3.

$m Cash earnings reconciliation	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Reported cash earnings	1,176	1,095	7	2,271	2,244	1
Significant items	—	—	—	—	(181)	100

Underlying cash earnings	1,176	1,095	7	2,271	2,063	10

        The table below presents our reported 2003 earnings alongside our 2002 underlying earnings.

$m Underlying cash earnings	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	2,236	2,108	6	4,344	4,146	5
Non-interest income	1,557	1,429	9	2,986	2,518	19

Net operating income	3,793	3,537	7	7,330	6,664	10
Operating expenses	(1,906)	(1,857)	(3)	(3,763)	(3,452)	(9)
Goodwill amortisation	(85)	(78)	(9)	(163)	(100)	(63)

Underlying performance	1,802	1,602	12	3,404	3,112	9
Bad debts	(271)	(214)	(27)	(485)	(461)	(5)

Profit from ordinary activities before income tax	1,531	1,388	10	2,919	2,651	10
Tax expense	(395)	(333)	(19)	(728)	(635)	(15)
Net profit attributable to outside equity interests	(4)	(4)	—	(8)	(5)	(60)

Net profit attributable to equity holders	1,132	1,051	8	2,183	2,011	9

Goodwill amortisation	85	78	(9)	163	100	(63)
Distributions on other equity instruments	(41)	(34)	(21)	(75)	(48)	(56)

Underlying cash earnings	1,176	1,095	7	2,271	2,063	10

2.1.1    Key Financial Data

	Half Year Sept 03	Half Year March 03	Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	Mov't Sept 02- Sept 03
Shareholder value
Underlying cash earnings per ordinary share	64.2	60.3	6%	124.5	113.9	9%
Reported cash earnings per ordinary share (cents)	64.2	60.3	6%	124.5	123.8	1%
Earnings per ordinary share (cents)	59.6	56.0	6%	115.6	118.3	-2%
Weighted average ordinary shares (millions)	1,832	1,815	1%	1,824	1,812	1%
Fully franked dividends per ordinary share (cents)	40	38	5%	78	70	11%
Dividend payout ratio—reported cash earnings (%)	62.3	63.0	-70bps	62.7	56.5	620bps
Dividend payout ratio—underlying cash earnings (%)	62.3	63.0	-70bps	62.7	61.5	120bps
Net tangible assets per ordinary share ($)	4.97	4.69	6%	4.97	4.56	9%
Productivity and efficiency
Expense to income ratio (%)	50.3	52.5	220bps	51.3	54.7	340bps
Underlying expense to income ratio (%)	50.3	52.5	220bps	51.3	51.8	50bps
Total banking group expense to income ratio (%)	49.3	51.7	240bps	50.4	54.7	430bps
Full-time equivalent staff (FTE)	26,780	26,131	2%	26,780	24,776	8%
Income per average FTE ($000's)	144	140	3%	284	270	5%
Business Performance
Net interest spread (%)(1)	2.27	2.39	-12bps	2.33	2.45	-12bps
Net interest margin (%)(1)	2.62	2.68	-6bps	2.65	2.80	-15bps
Economic profit ($m)	720	659	9%	1,379	1,380	0%
Underlying economic profit ($m)	720	659	9%	1,379	1,198	15%

Analysis of movement in full-time equivalent (FTE) Staff
FTE as at 30 September 2002	24,776
Plus: BTFM	1,132
Plus: Hastings	30
Plus: Additional temporary staff	628
Plus: Additional permanent staff	214

FTE as at 30 September 2003	26,780

Reconciliation of ordinary shares on issue (millions)(2)
Number of ordinary shares issued at 1 October 2002	1,807
Number of shares issued on conversion of equity based compensation instruments	9
Number of shares issued as part of the Dividend Reinvestment Program (DRP)	25

Number of ordinary shares issued at 30 September 2003	1,841

(1)
Includes tax equivalent gross up of $98 million in the six months to 31 March 2003 and $197 million in the full year to 30 September 2003 ($67 million 1H02, $139 million FY02). We have entered into various tax effective financing transactions that derive income subject to a reduced rate of income tax. In order to provide comparability, this income is presented on a pre-tax equivalent basis. In the presentation of an average balance sheet, net interest spread and net interest margin are also presented on a pre-tax equivalent basis.

(2)
Ordinary shares comprise Westpac ordinary shares and New Zealand Class shares.

2.2   SUMMARY—STATEMENT OF FINANCIAL POSITION

$m	30 Sept 2003	31 March 2003	30 Sept 2002	% Mov't Mar 03- Sept 03	% Mov't Sept 02- Sept 03
Assets
Cash	1,786	1,924	1,669	(7)	7
Due from other financial institutions	6,035	5,010	5,242	20	15
Trading and investment securities	12,449	11,882	13,956	5	(11)
Loans and acceptances	164,261	153,773	140,658	7	17
Life insurance assets	10,522	9,936	7,566	6	39
Other assets(1)	26,286	23,905	21,946	10	20

Total assets	221,339	206,430	191,037	7	16

Liabilities
Due to other financial institutions	3,831	3,646	4,731	5	(19)
Deposits and public borrowings	129,071	122,029	110,763	6	17
Debt issues	29,970	29,764	27,575	1	9
Acceptances	3,788	3,883	4,788	(2)	(21)
Life insurance policy liabilities	9,896	9,348	7,163	6	38
Loan capital	4,544	4,728	4,512	(4)	1
Other liabilities(2)	26,243	20,748	21,037	26	25

Total liabilities	207,343	194,146	180,569	7	15

Total equity	13,996	12,284	10,468	14	34

2.2.1    Key Financial Data

	Half Year Sept 03	Half Year March 03	Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	Mov't Sept 02- Sept 03
Profitability and capital adequacy
Reported return on average ordinary equity	19.2%	19.2%	0bps	19.2%	21.7%	-250bps
Underlying cash earnings to average ordinary equity	20.7%	20.7%	0bps	20.7%	20.9%	-20bps
Total capital ratio	10.5%	9.7%	80bps	10.5%	9.6%	90bps
Tier 1 capital ratio	7.2%	6.4%	80bps	7.2%	6.5%	70bps
Adjusted common equity to risk weighted assets	5.0%	4.8%	20bps	5.0%	5.5%	-50bps
Risk weighted assets ($m)	142,909	137,828	4%	142,909	128,651	11%
Total committed exposures(3)	266,191	251,530	6%	266,191	240,313	11%
Average ordinary equity ($m)	11,321	10,618	7%	10,972	9,890	11%
Average total equity ($m)	12,766	11,470	11%	12,118	10,371	17%
Asset quality
Total impaired assets to gross loans and acceptances	0.4%	0.3%	10bps	0.4%	0.5%	-10bps
Net impaired assets to equity and general provisions	2.9%	2.3%	60bps	2.9%	3.5%	-60bps
Specific provisions to total impaired assets	26.3%	42.1%	large	26.3%	40.1%	large
General provisions to non-housing loans and acceptances	1.7%	1.7%	0bps	1.7%	1.7%	0bps
General provisions to risk weighted assets	1.0%	0.9%	10bps	1.0%	0.9%	10bps
Total provisions to gross loans and acceptances	0.9%	1.0%	-10bps	0.9%	1.0%	-10bps
Total bad and doubtful debt charge to average loans and acceptances (basis points)	34	29	5bps	31	33	-2bps

(1)
Includes fixed assets, goodwill, other financial market assets, future income tax benefit and prepaid superannuation contributions.

(2)
Includes provision for income tax, deferred tax liabilities and other financial market liabilities.

(3)
In 2003, we changed the basis for calculating total committed exposures. Previously, we included the actual amount outstanding for consumer products in our calculation of total committed exposures. We now also include the amount of unused limits in this calculation. The change was made to reflect the greater redraw capability of mortgage products and limits granted on credit cards. The change aligns the calculations of total committed exposure on consumer products with other products across the bank and better reflects the total exposure of the Group. All prior period comparatives have been restated to reflect this change.

3. REVIEW OF GROUP OPERATIONS	Year End Profit Announcement 2003

3.1   SUMMARY

        Following the execution of a number of strategic initiatives, culminating in the acquisition of the majority of BT Funds Management (BTFM) on 31 October 2002, we have maintained our momentum and delivered another good result: net profit attributable to equity holders at $2,183 million and cash earnings at $2,271 million, a small increase on 2002 reported cash earnings.

        Adjusting for the significant items recorded in our 2002 result to derive our 2002 underlying earnings (refer section 8.1), we achieved a 9% increase in net profit attributable to equity holders and a 10% increase in cash earnings. In addition, compared to 2002 underlying earnings, cash earnings per share were 124.5 cents, up 9%, economic profit was $1,379 million, up 15% and cash return on average ordinary equity was maintained at 21%.

        The Directors have determined to pay a fully franked final dividend of 40 cents per ordinary share, an increase of 4 cents (11%) over the final fully franked dividend last year. This brings the total dividend for 2003 to 78 cents, an increase of 8 cents (11%) over the prior year.

        To assist analysis of our 2003 result, we have compared it to underlying earnings in 2002. This represents a better basis of comparison than the 2002 reported results as it excludes $181 million in non-recurring significant items (refer section 8.1 of this profit announcement reconciling 2002 reported earnings to underlying earnings).

        The remainder of this section focuses on our performance for the twelve months to 30 September 2003 compared with underlying earnings in the previous year, and the performance for the six months to 30 September 2003 compared with the previous half year period. Sections 8.1 and 8.2 of this announcement include a reconciliation of underlying earnings to ongoing business earnings, showing the effect of our 2002 calendar year acquisitions and divestment of AGC in 2002.

Comparison to 2002 underlying earnings

        Net profit attributable to equity holders was $2,183 million, a 9% increase over the prior year and cash earnings were $2,271 million, a 10% increase over the prior year.

        Cash earnings increased 7%, and economic profit grew 9% over the six months to 30 September 2003.

        The 2003 result was achieved from a solid contribution across all business units. Highlights of our result include:

  •
  Strong growth in our Australian retail banking franchise, Business and Consumer Banking, driven by the realisation of benefits from a strategic review of the business including higher fee income consistent with product competitiveness and improved adherence to fee structures, as well as robust mortgage credit growth and sustained margins. This business has capitalised on strong volumes in each of its key product areas, particularly mortgages and deposits.

  •
  An improved contribution from our Institutional Bank driven by a turnaround in financial markets performance, the development of new fee based revenues through innovative debt securities, an increase in corporate debt activity and a $4 million contribution from Hastings (acquired October 2002). The Institutional Bank also benefited from an improved credit environment.

  •
  Continued success in building the BTFG business through the integration of the former Westpac Financial Services business with the Rothschild Australia Asset Management (RAAM) and BTFM businesses. Integration synergies were initially estimated at $46 million for 2003. We achieved $54 million which was $3 million more than our revised 2003 synergy target ($51 million).

  •
  NZ delivered sound performance over the year with 11% local currency growth in cash earnings. This result includes major charges associated with the rebranding initiative and relocation of the head office to Auckland.

  •
  Successful execution of two hybrid security issues Westpac Fixed Interest Resettable Trust Securities (FIRsTS) (A$655 million) and Westpac Trust Preferred Securities (TPS) (US$750 million) lifting our Tier 1 capital position to 7.2% as at September 2003 from 6.5% as at September 2002. In addition, our Adjusted Common Equity (ACE) ratio improved from 4.8% at 31 March 2003 to 5.0% as at 30 September 2003 demonstrating that asset growth has not constrained our capital accumulation.

        Our 2003 result reflects the progress we have made in pursuit of our customer focused strategy. The momentum created during 2003 places us in a strong starting position to achieve our goal to be at the forefront for service in our industry by September 2005.

3.2   REVIEW OF UNDERLYING EARNINGS

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	2,236	2,108	6	4,344	4,146	5
Non-interest income	1,557	1,429	9	2,986	2,518	19

Net operating income	3,793	3,537	7	7,330	6,664	10
Operating expenses	(1,906)	(1,857)	(3)	(3,763)	(3,452)	(9)
Goodwill amortisation	(85)	(78)	(9)	(163)	(100)	(63)

Underlying performance	1,802	1,602	12	3,404	3,112	9
Bad debts	(271)	(214)	(27)	(485)	(461)	(5)

Profit from ordinary activities before income tax	1,531	1,388	10	2,919	2,651	10
Tax expense	(395)	(333)	(19)	(728)	(635)	(15)
Net profit attributable to outside equity interests	(4)	(4)	—	(8)	(5)	(60)

Net profit attributable to equity holders	1,132	1,051	8	2,183	2,011	9

Goodwill amortisation	85	78	(9)	163	100	(63)
Distributions on other equity instruments	(41)	(34)	(21)	(75)	(48)	(56)

Underlying cash earnings	1,176	1,095	7	2,271	2,063	10

Operating income

        Net operating income increased $666 million or 10% on the prior year and $256 million or 7% on the previous half year. Excluding the impact of policyholders' tax recoveries(1), net operating income increased 9% on the prior year, and 6% on the previous half year.

        An increasing proportion of the growth in net operating income has been achieved through a shift in the composition of operating income towards non-interest income. Net interest income from our divested AGC consumer finance business has been more than replaced with non-interest income from our wealth management acquisitions (RAAM and BTFM) and Hastings. These strategic initiatives have improved the Group's risk profile, reducing our reliance on interest income.

(1)
In accordance with the requirements of Australian Accounting Standard, AASB 1038 Life Insurance Business, we recognise the tax position of policyholders in our life company in income and reverse its impact in tax expense. This treatment has no impact on net profit attributable to equity holders or cash earnings.

Net interest income

        Net interest income increased $198 million or 5% on the prior year primarily as a result of strong household credit growth, partially offset by a contraction in interest margins during 2003.

        The fall in net interest margins was driven by one off structural factors including the divestment of the higher margin AGC business in 2002 (9 basis points) as well as:

  •
  a contraction in product margins in our Australian and New Zealand Banking franchise (7 basis points); and

  •
  reduced benefit from free funds due to lower growth in free funds relative to overall asset growth and a significant increase in non-interest earning assets following the acquisition of BTFM in 2002 calendar year (3 basis points).

        These factors were partially offset by improved margins from a lower cost of funds in our offshore business excluding New Zealand (4 basis points).

        The change in financing the bank bill portfolio had no material impact on our net interest margin in 2003.

        Average interest earning assets grew 12% and average loans and other receivables grew 13% over the prior year.

        Net interest income for the ongoing business increased by $487 million or 13% on the prior year, while gross loans increased 18% on the prior year.

Australia

        Australia's net interest spread fell 19 basis points and net interest margins fell 24 basis points relative to 2002. Consistent with the drivers at a group level, Australia's net interest margin fell due to the divestment of the higher margin AGC business and ongoing margin compression in our key products. The benefit from free funds fell in line with the lower interest rate environment.

New Zealand

        New Zealand's net interest spread fell 6 basis points and net interest margins increased 13 basis points. Interest spreads fell due to margin compression in our key products. However, this was more than offset by a 19 basis point increase in the benefit from free funds reflecting both the benefit obtained from the FIRsTS and TPS raisings through New Zealand in 2003 and an increase in the volume of free funds in AUD terms due to the strong appreciation of the New Zealand dollar.

Offshore

        Offshore interest margins other than in New Zealand benefited from the lower cost of funds in offshore markets during the year.

Non-interest income

        Non-interest income increased by $468 million or 19% on the prior year. Excluding the impact of policyholders' tax recoveries, non-interest income increased $414 million or 16% mainly due to:

  •
  $130 million increase in fees and commissions as a result of strong lending growth and improved adherence to fee structures;

  •
  $44 million increase in financial markets trading income reflecting a turnaround in financial markets performance in the Institutional Bank including the development of new fee based revenues through innovative debt securities and an increase in corporate debt activity; and

  •
  $204 million increase in wealth management income, driven by the contribution of RAAM and BTFM as well as growth in life and risk insurance premiums and improved investment returns on capital.

        Non-interest income increased $128 million or 9% over the first half of the year. Excluding the impact of policyholders' tax recoveries, non-interest income increased $83 million or 6% on the previous half. Growth in the second half benefited from six months contribution from BTFM compared with five months in the previous half. In addition, a turnaround in equity markets and improved investment performance from BTFG managed funds, combined with retention initiatives, significantly reduced the outflow of funds in the latter part of the year and increased fee income.

        No further income adjustments were necessary in the offshore high yield securities portfolio which was written-down by $149 million in September 2002. The remaining book value of this portfolio as at 30 September 2003 was US$110 million (US$130 million as at 31 March 2003), with changes arising from sales and maturities.

        The table below highlights the financial markets income of the Institutional Bank in 2003.

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Product
Foreign exchange	138	142	(3)	280	255	10
Interest rate	87	109	(20)	196	133	47
Other	23	27	(15)	50	21	138

Total financial markets product income	248	278	(11)	526	409	29

Income classification
Net interest income	102	105	(3)	207	136	52
Non-interest income	146	173	(16)	319	273	17
Trading income	122	145	(16)	267	223	20
Dividend income	21	15	40	36	26	38
Other non-interest income	3	13	(77)	16	24	(33)

Total financial markets product income	248	278	(11)	526	409	29

Operating expenses

        Operating expenses increased by $311 million or 9% on the prior year and $49 million or 3% on the previous half. This increase is explained by:

  •
  $148 million from the change in the composition of our business following the divestment of AGC and the acquisition of RAAM, BTFM and Hastings; and

  •
  $163 million organic expense growth in our ongoing business (excluding all acquisitions and divestment). This increase includes $77 million (2%) following the adoption of International Accounting Standard 19 (IAS 19): Employee Benefits in relation to the Group's defined benefit superannuation funds in 2002 and $42 million (1%) due to the appreciation of the New Zealand dollar against the Australian dollar during 2003. The IAS 19 superannuation expense was $9 million more than expected and the impact from the appreciation from the New Zealand dollar was $20 million more than expected at the beginning of the year. Together these items added 1% more than expected to expense growth in 2003.

        Our 2002 operating expenses include $10 million relating to the purchase of ordinary shares issued to employees under our Employee Share Plan (ESP). In 2003, we will issue new ordinary shares to satisfy the allocation of ESP shares and accordingly, our 2003 operating expenses do not include an expense for ESP shares.

        The table below highlights the components of the increase in underlying expenses.

	$m	%
Additional expenses associated with the change in business mix	148	4%
Ongoing expense growth	163	5%
Impact of IAS19 superannuation expense*	77	2%
Impact of appreciation in NZD against AUD*	42	1%
Organic expense growth excluding above items	44	1%

	311	9%

* Includes higher than expected impact of IAS 19 superannuation expense ($9 million) and appreciation in the New Zealand dollar ($20 million).

        Operating expenses included $89 million associated with the amortisation of capitalised software ($120 million in 2002). Over the same period the carrying value of capitalised software increased $68 million to $300 million as at 30 September 2003.

        We have successfully managed our expense base in 2003 to limit the impact of higher expenses associated with delivering strong income growth, additional expenses associated with extracting further synergies from the integration of our wealth management acquisitions and natural cost increases in our organic business.

        In addition, we have commenced work on three key programs to support the delivery of "a great customer experience': the Align, Reach and Pinnacle programs. While these programs represent a net increase in our expense base in 2003, they will ultimately assist to drive further productivity improvements in the medium term. The staffing of these programs, along with some additional staffing to cover increased business volumes, has lead to an increase in total FTE in our ongoing business principally through additional temporary staff. Current productivity initiatives should see us achieve reductions in personnel in future periods.

        Permanent FTE increased by 214 during 2003. Almost all of this increase relates to additional customer facing staff in BCB and New Zealand Banking.

        The key projects to contain expense growth in 2003 included:

  •
  delivery of higher than originally estimated expense synergies from our wealth integration following the acquisition of RAAM and BTFM;

  •
  successful execution of the initial phases of strategic programs undertaken in BCB and WIB;

  •
  the Enterprise Sourcing Program through the implementation of a rigorous procurement framework, development of new or enhanced vendor contracts and the implementation of new expense management policies; and

  •
  continued benefits from our outsourcing programs.

Bad debts

        The charge for bad and doubtful debts increased by $24 million or 5% on the prior year, and was up $57 million or 27% on the previous half year.

        The higher full year charge was principally due to increased dynamic provisioning as a result of strong loan growth across all portfolios including the rebuild of the equipment finance portfolio. Almost half of the full year bad debt charge represented additional general provisioning.

        The higher dynamic provisioning charge was partially offset by lower specific provisions compared to the prior year, which included significant charges against defaults by Pasminco and Enron. Direct write-offs in 2003 were also lower than the prior year following the disposal of AGC in May 2002 as AGC had a higher level of write offs than the rest of the Westpac Group.

        In the second half of the year, the charge for bad and doubtful debts increased compared to the first half due to additional provisioning for a small number of corporate exposures.

        A review of our credit quality is contained in Section 3.4.

3.3   CAPITAL AND DIVIDENDS

        Following a review of our capital ratios and targets and consultation with industry stakeholders, we have changed our key target measure for ordinary equity from tangible ordinary equity to adjusted common equity (ACE) and widened our target range for the Tier 1 capital ratio.

        ACE has been adopted because it is widely accepted and is a conservative measure of the amount of tangible ordinary equity that explicitly supports the banking business of the Group. ACE is calculated based on Tier 1 capital less investments in non-banking subsidiaries and hybrid equity. We believe an increased focus on the capital supporting the banking business is appropriate given the change in our business mix during calendar 2002, with the divestment of AGC and the acquisition of two wealth management businesses (RAAM and BTFM) and Hastings.

        The adjustment to the Tier 1 capital target range reflects our desire to hold slightly more Tier 1 hybrid equity and provide additional flexibility in managing our capital mix.

        As at 30 September 2003 the Tier 1 capital ratio was 7.2% and the adjusted common equity to risk weighted assets ratio (ACE/RWA) was 5.0%. These are at the upper end of, or above our capital target ranges of:

  •
  Tier 1 in the range 6.0 - 6.75%; and

  •
  ACE/RWA in the range 4.5 - 5.0%.

        The Group has maintained its capital ratios in a healthy range despite the acquisition of BTFM and Hastings and strong organic loan growth with Risk Weighted Assets (RWA) rising $14.3 billion or 11% on the prior year.

        Tier 1 capital was strengthened via the issue of hybrid equity: FIRsTS in December 2002 and TPS in August 2003. These issues added A$655 million and US$750 million respectively to our capital base.

Dividends

        We continue our policy of increasing dividends in line with sustainable growth in cash earnings and franking capacity. We intend to declare a fully franked final dividend of 40 cents per share bringing the total dividend for the year to 78 cents. This represents an increase of 4 cents (11%) over the prior corresponding period and 8 cents (11%) over the prior year and remains in line with cash earnings growth of 10%.

        Our dividend payout ratio of 63% of cash earnings as at 30 September 2003 is slightly higher than 30 September 2002 (62%).

        Our ability to continue to fully frank dividends in the near term remains strong, with our adjusted franking account balance rising to $604 million for the year to 30 September 2003 after allowing for the final 2003 dividend (31 March 2003: $408 million, 30 September 2002: $300 million).

REVIEW OF OPERATIONS

3.4   CREDIT QUALITY

Accepting and managing risk is central to our business. Strong economic activity in the Australian and New Zealand markets has led to our asset quality improving.

  •
  Stressed loans to total commitments declined 9 basis points from 30 September 2002 and 5 basis points from 31 March 2003 to 1%.

  •
  At 30 September 2003 only one impaired exposure was greater than $50 million, accounting for 26% of total impaired assets. A further 13 impaired exposures were less than $50 million, but greater than $5 million. Specific provision coverage of impaired assets has decreased to 26% (down from 42% at 31 March 2003), reflecting the write-off of some highly provisioned exposures and higher than expected recoveries from the larger impaired assets. Our current specific provisioning coverage is appropriate for the underlying risks.

  •
  The proportion of mortgage loans accruing but 90 days past due to mortgage outstandings was flat compared to 30 September 2002 and decreased 1 basis point from 31 March 2003 to 0.15%.

  •
  Growth in our business lending portfolio has been achieved without compromising asset quality. The proportion of Australian business products 90 days past due at 0.5% continues to be near record low levels. This has been achieved through writing high quality new business, close monitoring of existing outstandings, and the effective workout of impaired facilities.

  •
  Other consumer loans 90 days past due (including credit card and personal loan products) at 1.02% have decreased 5 basis points from 30 September 2002 and 8 basis points from 31 March 2003. This reflects continued improvements in our collections activities.

  •
  General provisions as a percentage of non-housing performing loans at 1.72% increased 2 basis points since 30 September 2002 and remained stable since 31 March 2003.

3.5   CORPORATE GOVERNANCE AND RESPONSIBILITY

Sustainability Initiatives

        In 2003 while delivering strong financial results, we have successfully enhanced the sustainability of our business practices in our workplace and across the financial, social and environmental dimensions. Open engagement with our stakeholders helped to ensure that our impacts on society were actively and responsibly managed.

        In line with continued commitment to good governance and responsible business practices, we released our second Social Impact Report in July 2003. Our triple bottom line report details progress in integrating corporate responsibility into our business model. It also updates our performance against more than 90 stakeholder-determined indicators covering social, environmental and economic dimensions, including progress on each of the promises listed in our Personal Customer Charter released in June 2002.

        We remain the only Australian financial institution to release a triple bottom line report conforming to global standards under the UN sponsored Global Reporting Initiative.

        As part of governance developments, we developed a 'Code of Accounting Practice and Financial Reporting' in response to the requirements of the US Sarbanes-Oxley Act. This Act requires companies to establish a Code of Ethics for principal financial officers. This Code addresses the specific responsibilities that are borne by such officers due to the nature of their function within the Westpac Group, in addition to their more general responsibilities under the Westpac Code of Conduct.

        Throughout the year, we have continued to build our employment brand by enhancing workplace conditions for all staff. This has included actively promoting workplace diversity, including targeting the recruitment of working mothers and up to 900 mature aged workers over the next three years.

        Staff learning and development opportunities also were significantly enhanced with the launch of the Westpac Academy, a key initiative in equipping staff to deliver on our Ask Once customer commitment.

        The success in building our employment brand and being seen as an employer of choice is reflected in the 5,277 graduate applications we received for the 2003 intake, up from 1,900 in 2002.

        Our community involvement activities also received widespread recognition in the year, including:

  •
  a Corporate Conscience Award presented in New York in October 2003, for Westpac's involvement with the Indigenous Enterprise Partnership in Cape York: the first Australian company to receive such an award;

  •
  the 2003 Australian Financial Review Magazine Corporate Partnership Award for Outstanding Long term Partnership with the Westpac Rescue Helicopter Services; and

  •
  the 2002 Prime Minister's Special Award for Excellence in Community Business Partnerships for Impact on the Community by a Business.

External Governance and Responsibility Assessment

        Through the year we continually sought ways to be assessed externally on our progress in embedding good corporate governance and sustainable practices.

        The following summarises our latest sustainability and governance ratings:

  •
  The Dow Jones Sustainability Index 2003-2004—Rated number 1 bank globally for the second year in a row;

  •
  RepuTex Social Responsibility Ratings 2003—Number 1 company overall, ranked against Australia's top 100 companies and the only company to receive a AAA rating;

  •
  Corporate Monitor, reported in Ethical Investor magazine—top rating of 5 stars for social and environmental performance and 4 stars for corporate governance;

  •
  Global Reviews number 1 rating score of 98% for web-based governance and investor communications; and

  •
  Governance Metrics International 2003—one of 15 Australian companies receiving the top Above Average governance rating.

4. BUSINESS UNIT PERFORMANCE	Year End Profit Announcement 2003

        Business unit results are presented on a management reporting basis. Internal charges and transfer pricing adjustments are included in the performance of each business reflecting the management, rather than the legal structure. Consequently these results cannot be compared to results for individual legal entities.

        An internal transfer pricing framework attributes value between business units. Its primary attributes are:

  •
  product groups pay the distribution areas an arm's length fee based on external market benchmarks;

  •
  product balances are fully transfer priced at interbank rates according to the tenor of the underlying transactions;

  •
  all overhead costs are applied to revenue generating businesses; and

  •
  capital is allocated to business groups using designated risk factors.

        Significant items recognised in the Group's 2002 reported results are not recognised in the relevant business units for this analysis.

        Where the management reporting structure or accounting classification has changed, comparatives have been restated and may differ from results previously reported. The results for AGC have been identified separately in the 2002 comparative data from Business and Consumer Banking and New Zealand Banking for clarity.

$m Cash earnings	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Business and Consumer Banking	661	575	15	1,236	1,072	15
Consumer Distribution	143	144	(1)	287	295	(3)
Business Distribution	193	189	2	382	301	27
Consumer Products	256	185	38	441	367	20
Business Products	69	57	21	126	109	16
Westpac Institutional Bank	181	203	(11)	384	275	40
New Zealand Banking	157	161	(2)	318	278	14

Banking Group's contribution	999	939	6	1,938	1,625	19
Corporate Centre & Group Items	73	70	4	143	204	(30)

Total banking cash earnings	1,072	1,009	6	2,081	1,829	14

BT Financial Group*
Funds Management	63	54	17	117	91	29
Life Insurance Risk	36	30	20	66	55	20
Other	5	2	150	7	(18)	139

Total BTFG cash earnings	104	86	21	190	128	48

Total current businesses cash earnings	1,176	1,095	7	2,271	1,957	16
AGC	—	—	—	—	106	n/a

Underlying cash earnings	1,176	1,095	7	2,271	2,063	10
Significant items	—	—	—	—	181	n/a

Total reported cash earnings	1,176	1,095	7	2,271	2,244	1

*
BT Financial Group (BTFG) represents our total wealth managment business and incorporated our legacy Westpac Financial Services (WFS) and Westpac Life businesses, as well as Rothschild Australia Asset Management (RAAM) and BT Funds Management (BTFM).

Expense to income ratio

$m	Half Year Sept 03	Half Year March 03	Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	Mov't Sept 02- Sept 03
Business and Consumer Banking	52.6%	53.9%	130bps	53.2%	55.9%	270bps
Westpac Institutional Bank(1)	42.5%	41.7%	-80bps	42.1%	42.5%	40bps
New Zealand Banking	51.8%	47.8%	-400bps	49.8%	48.9%	-90bps
Total banking(2)	49.3%	51.7%	240bps	50.4%	54.7%	430bps
BT Financial Group
Funds Management	70.4%	71.0%	60bps	70.7%	58.9%	large
Life Insurance Risk	31.3%	27.3%	-400bps	29.4%	30.2%	80bps

Total wealth	60.9%	61.7%	80bps	61.3%	54.0%	-730bps

AGC	—	—	—	—	25.8%	—
Total Group—underlying business	50.3%	52.5%	220bps	51.3%	51.8%	50bps
Total Group	50.3%	52.5%	220bps	51.3%	54.7%	340bps

(1)
Includes tax equivalent gross up of $98 million in the six months to 31 March 2003 and $197 million in the full year to 30 September 2003 ($67 million 1H02, $139 million FY02). We have entered into various tax effective financing transactions that derive income subject to a reduced rate of income tax. In order to provide comparability, this income is presented on a pre-tax equivalent basis.

(2)
Total banking ratios include corporate centre and group items.

4.1   BUSINESS AND CONSUMER BANKING

        Business and Consumer Banking (BCB) is responsible for sales, servicing and product development for all consumer, small to medium-sized business and wealth customers within Australia. Core business activities are conducted through a nationwide network of branches, call centres, ATMs, internet banking services and mobile sales forces. BCB's front line staff are responsible for the delivery of sales and service related functions on a broad range of financial products including home, personal and business finance lending, savings and investment accounts, credit cards and wealth.

4.1.1 Total Business and Consumer Banking

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	1,646	1,512	9	3,158	2,834	11
Non-interest income	686	603	14	1,289	1,192	8

Operating income	2,332	2,115	10	4,447	4,026	10
Operating expenses	(1,226)	(1,139)	(8)	(2,365)	(2,250)	(5)

Core earnings	1,106	976	13	2,082	1,776	17
Bad debts	(173)	(149)	(16)	(322)	(272)	(18)

Operating profit before tax	933	827	13	1,760	1,504	17
Tax and outside equity interests	(272)	(252)	(8)	(524)	(432)	(21)

Cash earnings	661	575	15	1,236	1,072	15

Goodwill amortisation	(29)	(29)	—	(58)	(58)	—
Profit on operations	632	546	16	1,178	1,014	16

Economic profit	538	443	21	981	862	14
Expense to income ratio	52.6%	53.9%	130bps	53.2%	55.9%	270bps
	$bn	$bn		$bn	$bn
Deposits and other public borrowings	69.5	65.2	7	69.5	61.5	13
Net loans and acceptances	118.5	108.2	10	118.5	98.9	20
Total assets	121.1	110.6	9	121.1	101.6	19

Financial Performance

Full Year

        BCB contributed cash earnings of $1,236 million, an increase of $164 million or 15% on the prior year.

        Operating income increased by $421 million or 10%. Significant drivers of this result included:

  •
  strong growth in home lending, business finance lending, including our equipment finance portfolio, and in retail deposits; and

  •
  benefits realised from the realignment of our fee structure.

        These factors were partially offset by reduced sales of wealth products as investors pursued alternate investment strategies and margin compression in mortgages and retail deposits.

        Operating expenses increased by $115 million or 5% due to significant spend in strategic investment initiatives in the core business, partially offset by benefits from cost reduction programs.

        Bad debts increased by $50 million or 18% due to increased dynamic provisioning from strong portfolio growth and actual losses in cards and personal loan portfolios.

Second Half

        Cash earnings increased on the first half by $86 million or 15%. Operating income increased $217 million or 10%, operating expenses increased $87 million or 8%, and bad debts increased by $24 million or 16%.

        Key drivers of the growth in operating income include the above mentioned factors together with the seasonality in business activity. Wealth sales increased on the first half as a result of increased productivity and a lift in investment performance.

        The operating expense increase was driven by one-off restructuring and increased investment spend amounting to $29 million, giving a normalised underlying increase in expense base of 5%. This growth is in line with full year 2003, and volume related increases in mortgage and credit card originations in the second half of the year.

        Individual business units details follow, further disaggregating the BCB result.

4.1.2 Consumer Distribution

        Consumer Distribution includes the activities of: the Financial Planner and Advisory Sales force, the home loan sales force, and the national service network (excluding rural and regional locations). Operating income is earned from product groups for sales and services provided to customers. Bad debts are carried by the consumer product business.

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	(21)	(15)	(40)	(36)	(19)	(89)
Non-interest income	616	601	2	1,217	1,182	3

Operating income	595	586	2	1,181	1,163	2
Operating expenses	(394)	(378)	(4)	(772)	(745)	(4)

Core earnings	201	208	(3)	409	418	(2)
Bad debts	—	—	—	—	—	—

Operating profit before tax	201	208	(3)	409	418	(2)
Tax and outside equity interests	(58)	(64)	9	(122)	(123)	1

Cash earnings	143	144	(1)	287	295	(3)

Goodwill amortisation	(8)	(8)	—	(16)	(16)	—

Profit on operations	135	136	(1)	271	279	(3)

Economic profit	125	132	(5)	257	272	(6)
Expense to income ratio	66.2%	64.5%	-170bps	65.4%	64.1%	-130bps
	$bn	$bn		$bn	$bn
Total assets	0.4	0.5	(20)	0.4	0.1	300

Financial Performance

Full Year

        Consumer Distribution contributed $287 million cash earnings, a decrease of $8 million or 3% relative to the prior year. Despite significant growth across most products, lower wealth sales reduced income growth. Expense growth generated by project investments reduced cash earnings.

        Operating income increased by $18 million or 2% with continued growth in retail lending and deposits tempered by softer wealth sales due to the prolonged uncertainty in global equity markets. Significant components of this result included:

  •
  growth in new mortgage lending (up 16% over the prior year) as well as an increase in residential property investment (up 22% over the prior year);

  •
  sales of our wealth products declined 27%. The weakness in equity markets saw investors opt for safer investment alternatives; and

  •
  an increase in retail deposits (up 14% over the prior year).

        Operating expenses increased by $27 million or 4% after substantial investment in a number of key strategic projects covering: distribution capability, on-line service including straight through processing and credit checks.

Second Half

        Cash earnings decreased on the first half by $1 million or 1% due to expenses increasing following investment spend highlighted above.

        Operating income increased by $9 million or 2%, driven by continued strong growth in mortgage lending and supported by a small lift in wealth sales from increased productivity and a lift in equity markets in the final quarter.

        New mortgage lending for the period increased on first half volumes by 9%. The unsettled investment climate continues to impact wealth sales with the usual seasonal uplift being 19% on the prior half year.

Key Business Drivers

$bn
Wealth Sales
2.5
2.0
1.5
1.0
0.5
0.0
1H02
2H02
1H03
2H03

Priority Customers as % of Total Customer Base
35%
30%
25%
20%
15%
10%
5%
0%
1H02
2H02
1H03
2H03

Source: Roy Morgan research

$bn
Mortgage Drawdowns
14
12
10
8
6
4
2
0
1H02
2H02
1H03
2H03
Owner Occupied
Investment Property
Equity Access

Consumer Customer Satisfaction
70%
60%
50%
40%
30%
20%
10%
0%
1H02
2H02
1H03
2H03
Westpac
Competitor Average

Source: Roy Morgan research

Business Developments

  •
  Continued focus on broadening customer relationships, through share of customer wallet and increased product holdings, has resulted in the proportion of Priority (high value) customers across the bank growing from 30% of the Australian retail customer base as at 31 March 2003 to 32% of the base as at 30 September 2003.

  •
  Ongoing focus has been given to improving the customer experience with new programs such as Ask Once, extended trading hours including weekend trading in the second half with the full effect of these programs yet to be realised.

  •
  The mortgage sales force continued to improve delivery of both sales & service. Total mortgage assets grew off the back of a strong market and a continuing focus on retention.

    — Mortgage churn(1) reduced by 130 basis points on the prior year from 18.2% to 16.9%.

    — Average size of a new mortgage increased 11% as at 30 September 2002 to over $170,000.

    — Total assets increased by 18% as at 30 September 2002.

  •
  Sales of risk products(2) increased significantly with market share of new individual life risk business growing to 10.2% from 9.7% in the prior year, making us the fourth largest risk product provider in Australia. A successful launch of BTFG's Wrap product has added $300 million to funds under administration since 31 March 2003.

  •
  Westpac Contact Centres achieved a "high commendation' award for the consolidation project at the Project Management Achievement Awards(3).

(1)
Mortgage churn percentage compares the total of above schedule mortgage repayments (net of redraws) and refinanced loan closure amounts to the total mortgage portfolio.

(2)
The main risk products include income protection, death and disability, and term life.

(3)
Customer Service Benchmarking Australia Pty Ltd.

4.1.3    Business Distribution

        Business Distribution includes our middle market and small business sales force and service centres as well as our regional service network. Operating income is earned from the product groups for sales and services provided to customers. The bad debt expense for business banking customers is recognised in this division.

$m	Half Year Sept 03		Half Year March 03		% Mov't Mar 03- Sept 03	Full Year Sept 03		Full Year Sept 02		% Mov't Sept 02- Sept 03
Net interest income		47		41	15		88		80	10
Non-interest income		743		693	7		1,436		1,242	16

Operating income		790		734	8		1,524		1,322	15
Operating expenses		(464)		(418)	(11)		(882)		(813)	(8)

Core earnings		326		316	3		642		509	26
Bad debts		(55)		(43)	(28)		(98)		(86)	(14)

Operating profit before tax		271		273	(1)		544		423	29
Tax and outside equity interests		(78)		(84)	7		(162)		(122)	(33)

Cash earnings		193		189	2		382		301	27

Goodwill amortisation		(11)		(11)	—		(22)		(22)	—
Profit on operations		182		178	2		360		279	29

Economic profit		121		128	(5)		249		189	32
Expense to income ratio		58.7%		56.9%	-180bps		57.9%		61.5%	360bps
	$	bn	$	bn		$	bn	$	bn
Total assets		0.9		0.9	—		0.9		0.5	80

Financial Performance

Full Year

        Business Distribution contributed $382 million cash earnings, an increase of $81 million or 27% on the prior year.

        Operating income increased $202 million or 15%. The significant drivers of this result were strong growth in the principal lending and deposit portfolios, in particular:

  •
  the equipment finance portfolio increased $2.7 billion or 119% to $4.9 billion; and

  •
  the business finance(1) portfolio grew $4.5 billion or 14%.

        Operating expenses increased by $69 million or 8% on the prior year after significant investment pursuing strategic objectives in the SME sector. Projects undertaken targeted operational capability to better access customer markets including additional business banking managers and implementation of our Customer Relationship Management (CRM) pilot.

        Bad debts increased by $12 million primarily because of dynamic provision charges associated with strong portfolio growth.

Second Half

        Cash earnings increased $4 million or 2% on prior half year.

        Operating income increased by $56 million or 8% due to the factors highlighted above. The equipment finance portfolio increased $1.35 billion.

(1)
Business finance is the sum of term lending, business mortgages, business overdrafts, bills and equipment finance from a segment view for middle market and small and medium size enterprise customers.

        Operating expenses increased by $46 million or 11% for reasons highlighted above. Bad debt charges increased by $12 million reflecting strong book growth both in equipment finance and in business finance.

Key business drives

$bn
Business Finance1,2
25
20
15
10
5
0
1H02
2H02
1H03
2H03
Middle Market Customers
Small Business

Impaired Assets to Total Committed Exposure
0.4%
0.3%
0.2%
0.1%
0.0%
1H02
2H02
1H03
2H03

Middle Market & SME Customer Satisfaction
80%
70%
60%
50%
40%
30%
20%
10%
0%
1H02
2H02
1H03
2H03
Middle Market
SME

$bn
Savings & Transactions
20
15
10
5
0
1H02
2H02
1H03
2H03
Middle Market Customers
Small Business

Source: TNS Business Finance Monitor

(1)
Business finance is the sum of term lending, business mortgages, business overdrafts, bills and equipment finance from a segment view for middle market and small and medium size enterprise customers.

(2)
Business finance excludes AGC figures from comparative periods.

Business Developments

  •
  Market share of business credit increased by 1.2% over the year from 10.6% to 11.8%.

  •
  Growth in the business finance book was driven by growth in two key segments, Small Business and Middle Markets. Middle Markets contributed the majority of the asset growth in 2003. Solid growth in Middle Market supports a continuing focus on developing our core SME strategy via key projects targeting CRM (Reach project) and straight through processing for lending & credit (Pinnacle project).

  •
  Specific initiatives focussing on Middle Market customers have resulted in a 10% increase in the collection of fees. This ongoing focus is to offset the effects of any margin compression.

  •
  Our goal of improving customer service is demonstrated through a number of initiatives including enhancement of our online offering, and the migration of customers from Business DeskBank (a 16 bit dial-up transactional system) to our browser-based Business Online service. We have also opened several new business banking centres aimed at better meeting the needs of our small business customers.

  •
  Asset quality remains high with minimal change in the level of impaired assets at 0.24% as at 30 September 2003 down from 0.27% in 2002 and 0.51% in 2001.

4.1.4    Consumer Products

        Consumer Products comprises home lending, credit cards, transaction and deposit accounts, personal loans, and general insurance. Sales and service commissions passed to the distribution businesses are recorded as a charge against non-interest income. The bad debt expense for consumer customers is recognised in this division.

$m	Half Year Sept 03		Half Year March 03		% Mov't Mar 03- Sept 03	Full Year Sept 03		Full Year Sept 02		% Mov't Sept 02- Sept 03
Net interest income		1,115		1,023	9		2,138		1,945	10
Non-interest income		(408)		(447)	9		(855)		(827)	(3)

Operating income		707		576	23		1,283		1,118	15
Operating expenses		(227)		(205)	(11)		(432)		(427)	(1)

Core earnings		480		371	29		851		691	23
Bad debts		(118)		(106)	(11)		(224)		(186)	(20)

Operating profit before tax		362		265	37		627		505	24
Tax and outside equity interests		(106)		(80)	(33)		(186)		(138)	(35)

Cash earnings		256		185	38		441		367	20

Goodwill amortisation		(9)		(9)	—		(18)		(18)	—
Profit on operations		247		176	40		423		349	21

Economic profit		230		139	65		369		310	19
Expense to income ratio		32.1%		35.6%	350bps		33.6%		38.2%	460bps
	$	bn	$	bn		$	bn	$	bn
Deposits and other public borrowings		46.8		44.1	6		46.8		40.7	15
Net loans and acceptances		87.2		80.1	9		87.2		73.8	18
Total assets		87.9		80.8	9		87.9		74.5	18

Financial Performance

Full Year

        Consumer products contributed $441 million in cash earnings, an increase of $74 million or 20% on the prior year.

        Operating income increased by $165 million or 15%. Significant drivers of this result included:

  •
  home loan outstandings up $12.3 billion or 18%(1), retail deposit outstandings up $5.8 billion or 15%, and card outstandings up $0.4 billion or 10%;

  •
  growth in outstandings has been partially offset by margin compression in mortgages (4 basis points) and retail deposits (3 basis points);

  •
  favourable underwriting conditions and premium growth in our general insurance business; and

  •
  benefits realised from the realignment of our fee structure.

        Operating expenses increased $5 million or 1% as increased strategic investment spend in debt origination systems, customer management systems and a new cards platform was largely offset by benefits from cost reduction programs, including extracting value from outsourcing agreements for operational areas. The combination of operating income growth and an essentially flat expense position assisted in driving the expense to income ratio down 460 basis points to 33.6%.

(1)
This includes equity access and securitised loans.

        Bad debts increased $38 million or 20% from higher actual losses in cards and personal loan portfolios, partially reflecting portfolio growth, and increased dynamic provisioning for growth in mortgages and cards outstanding.

Second Half

        Cash earnings increased by $71 million or 38% over the first half.

        Operating income improved by $131 million or 23%. This was driven by the same factors as highlighted above. Core home loan outstandings increased $6.5 billion and retail deposit volumes $2.5 billion.

        Operating expenses increased by $22 million or 11% due to increased investment spend as highlighted above and volume increases in mortgage and credit card originations and restructuring charges from our information technology department.

        Bad debts increased $12 million or 11% as a result of additional dynamic provisioning driven by growth in mortgage and credit card portfolios outstanding.

4.1.4 Consumer Products (Continued)

Key Business Drivers

$bn
Deposit Outstandings
50
45
40
35
30
25
20
15
10
5
0
1H02
2H02
1H03
2H03

$bn
Mortgage Outstandings
90
80
70
60
50
40
30
20
10
0
1H02
2H02
1H03
2H03
Owner Occupied
Investment Property
Equity Access

$bn
Cardholder Outstandings
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
30%
25%
20%
15%
10%
5%
0%
1H02
2H02
1H03
2H03
Outstandings (LHS)
Market Share (RHS)

Consumer Delinquencies over 90 Days
1.4%
1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
1H02
2H02
1H03
2H03
Mortgages
Other Consumer

Source: Australian Bankers Association

Business Developments

  •
  The performance of our Australian consumer products business during 2003 reflects strong growth within our home lending and retail deposit portfolios coupled with growth in credit cards.

  •
  Home lending continues to be a predominant driver of growth, with overall growth in outstandings of $12.3 billion (18%) on the prior year in a highly competitive marketplace. Growth has been skewed towards the investment property and equity access products, 22% and 82% respectively, with the 'Rocket' loan product suite the predominant driver of portfolio growth contributing $6.8 billion or 55% of total growth.

  •
  We continue to experience strong volume growth in our retail deposit book, led by the 'CMA Investor Option' product ($3.7 billion, 46%) and term deposits ($2.2 billion, 14%) on the prior year.

  •
  Our credit card portfolio has experienced moderate volume growth in outstandings of $0.4 billion (10%) on the prior year and we have maintained our number two ranking in the market(1).

  •
  Consumer delinquencies on unsecured consumer lending were down on previous results. The quality of the mortgage portfolio is outstanding on a historical basis and shows no signs of stress.

(1)
July 2003, ABA Market Share Report

4.1.5 Business Products

        Business Products includes business lending, deposit and transaction accounts, and working capital activities. Sales and service commissions passed to the distribution businesses are recorded as a charge against non-interest income. Bad debt expenses are carried by the distribution business.

$m	Half Year Sept 03		Half Year March 03		% Mov't Mar 03- Sept 03	Full Year Sept 03		Full Year Sept 02		% Mov't Sept 02- Sept 03
Net interest income		505		463	9		968		828	17
Non-interest income		(265)		(244)	(9)		(509)		(405)	(26)

Operating income		240		219	10		459		423	9
Operating expenses		(141)		(138)	(2)		(279)		(265)	(5)

Core earnings		99		81	22		180		158	14
Bad debts		—		—	—		—		—	—

Operating profit before tax		99		81	22		180		158	14
Tax and outside equity interests		(30)		(24)	(25)		(54)		(49)	(10)

Cash earnings		69		57	21		126		109	16

Goodwill amortisation		(1)		(1)	—		(2)		(2)	—
Profit on operations		68		56	21		124		107	16

Economic profit		62		44	41		106		91	16
Expense to income ratio		58.8%		63.2%	440bps		60.8%		62.6%	180bps
	$	bn	$	bn		$	bn	$	bn
Deposits and other public borrowings		22.7		21.1	8		22.7		20.8	9
Net loans and acceptances		31.3		28.1	11		31.3		25.1	25
Total assets		31.8		28.5	12		31.8		26.5	20

Financial Performance

Full Year

        Business products contributed $126 million cash earnings for the year, an increase of $17 million or 16% over 2002.

        Operating income increased by $36 million or 9%. Significant drivers of this result included:

  •
  continued strong growth in the equipment finance portfolio. The portfolio has been re-built to $4.9 billion which equates to 94% of the portfolio that was previously sold with the AGC disposal;

  •
  term lending and commercial bill outstandings grew by $2.6 billion or 12%. $1 billion of this growth was generated by business loans secured by residential property with the remainder from commercial bills and bill indicator rate products; and

  •
  continued strong growth in our merchant acquiring business through both increased spend per terminal and increased merchants terminals.

        Operating expenses increased $14 million or 5% predominantly due to operational costs associated with rebuilding the equipment finance book and volume driven costs associated with the increasing size of the merchant terminal fleet.

Second Half

        Cash earnings increased $12 million or 21% on the first half.

        Operating income increased by $21 million or 10% predominantly due to continued strong growth in the business lending portfolio and the rebuild of the equipment finance portfolio.

        Operating expenses increased by $3 million or 2% reflecting ongoing efficiency gains off-setting higher business volumes.

Key Business Drivers

$bn
Equipment Finance Outstandings
6
5
4
3
2
1
0
1H02
2H02
1H03
2H03
Balances
Original Forecast

$bn
Business Deposit Outstandings
25
20
15
10
5
0
1H02
2H02
1H03
2H03

$bn
Business Lending Outstandings 1
30
25
20
15
10
5
0
1H02
2H02
1H03
2H03

$000
Merchant Turnover
'000
35
30
25
20
15
10
5
0
85
80
75
70
65
60
1H02
2H02
1H03
2H03
Turnover per Terminal (LHS)
Terminals (RHS)

Business Developments

  •
  Following the sale of AGC in May 2002, $4.9 billion of the equipment finance portfolio has been rebuilt and we have successfully mitigated any potential loss of customers due to the sale. The portfolio continues to exceed our expectations in terms of growth in outstandings.

  •
  Business deposits have grown by $2.0 billion or 10% over the prior year.

  •
  The business lending portfolio grew $2.7 billion or 11% on the prior year.

  •
  Merchants business has continued to grow relative to the first half of 2003. The number of terminals has grown to 83,000 and the spend per terminal has increased 12% on the prior year.

(1)
Comprises term lending, bills and business overdrafts but excludes equipment finance.

4.2 BT FINANCIAL GROUP

        BT Financial Group (BTFG), our wealth management business, designs, manufactures and services financial products that enable our customers to achieve their financial goals through the accumulation, management and protection of personal wealth. These financial products include managed investments, personal and business superannuation, life insurance, income protection, discount securities broking, margin lending, client portfolio administration ('Wrap') platforms, portfolio management and administration of corporate superannuation. Distribution of BTFG products is conducted through our Australian and New Zealand banking distribution businesses and an extensive range of independent financial advisers.

$m	Half Year Sept 03		Half Year March 03		% Mov't Mar 03- Sept 03	Full Year Sept 03		Full Year Sept 02		% Mov't Sept 02- Sept 03
Net interest income		38		45	(16)		83		29	186
Non-interest income		284		245	16		529		306	73

Operating income		322		290	11		612		335	83
Operating expenses		(196)		(179)	(9)		(375)		(181)	(107)

Core earnings		126		111	14		237		154	54
Bad debts		—		—	—		—		—	—

Operating profit before tax		126		111	14		237		154	54
Tax and outside equity interests		(22)		(25)	12		(47)		(26)	(81)

Cash earnings		104		86	21		190		128	48

Goodwill amortisation		(35)		(28)	(25)		(63)		(4)	large
Profit on operations		69		58	19		127		124	2

Economic profit		7		8	(13)		15		75	(80)
Expense to income ratio		60.9%		61.7%	80bps		61.3%		54.0%	-730bps
	$	bn	$	bn		$	bn	$	bn
Total assets		14.0		13.6	3		14.0		9.1	54
Funds under management		43.3		42.5	2		43.3		33.0	31

Financial Performance

        The results of BTFG should be read with regard to two significant acquisitions during the periods disclosed. On 1 June 2002, the Rothschild Australia Asset Management (RAAM) Group was acquired followed by the purchase of BT Funds Management (BTFM) on 31 October 2002.

Full Year

        BTFG contributed $190 million cash earnings, an increase of $62 million compared with the previous year.

        Operating income increased $277 million to $612 million compared with the previous year. This included income from the acquisitions of BTFM and RAAM (2003: $259 million, 2002: $28 million). Operating income also includes the write-down of investment in Hartleys to market value (2003: $3 million, 2002: $16 million) and profit from the relinquishment of management rights on property trusts (2002: $5 million). The main drivers of this result were:

  •
  continued strong growth in life and risk insurance in-force premiums up 24% on the prior year; and

  •
  relative improvements in the investment returns generated by positive growth in equity markets.

        This was partially offset by the anticipated increase in redemptions from BTFM and RAAM managed funds during the months following the acquisitions, due to cautionary ratings applied by research houses and asset consultants. The introduction of changes to the investment process and a turnaround in investment performance has assisted in significantly reducing outflows over the second half of the year.

        Operating expenses increased $194 million to $375 million compared with the previous year. The increase included $224 million of expenses from the acquired businesses (2002: $25 million). The growth in expenses also reflects the increase in redemption volumes during the first half of 2003 and sales growth during the second half. This was more than offset by the realisation of the net cost synergies as part of integration and continued success of cost efficiencies within the life and risk business.

        Goodwill amortisation increased $59 million due to acquisitions. Goodwill has only been attributable to RAAM since a corporate restructure on 30 September 2002.

        The expense to income ratio has increased from 54.0% as at September 2002 to 61.3% as at September 2003 following the acquisitions of BTFM and RAAM consistent with their different business mix. The continuing realisation of integration synergy benefits and focus on cost efficiencies will continue to drive improvement in this ratio.

Second Half

        During the second half of 2003, BTFG contributed $104 million cash earnings, an increase of 21% on previous half year.

        Operating income increased $32 million or 11% over the previous half, which includes an additional month of BTFM income ($19 million). The first half also includes the write-down of Hartley's investment ($3 million). Normalising for the impact of these items, operating income grew $10 million or 3%. This was due to:

  •
  a 2% growth in retail FUM boosted by positive investment performance and retention initiatives significantly reducing the net outflow of funds during the second half of the year (2H03: $1.1 billion; 1H03: $3.1 billion);

  •
  a 9% growth in in-force premiums from the life and risk insurance business driven by sales uplift.; and

  •
  Continued positive investment returns on capital reflecting the turnaround in equity markets.

        Operating expenses increased $17 million or 9%, and includes an additional one month for BTFM ($15 million). Normalising for the additional month, expenses increased by only $2 million or 1%. The expense growth reflects increased sales volume partially offset by the realisation of cost synergies as part of the integration.

        Goodwill amortisation increased $7 million or 25% due to an additional month of BTFM goodwill amortisation ($4 million) and a number of fair value adjustments in relation to BTFM during the second half of the year.

        The expense to income ratio improved from 61.7% as at 31 March 2003 to 60.9% as at 30 September 2003 due to the realisation of integration cost synergies and cost savings within the life and risk insurance business.

Key Business Drivers

Platform - Master Funds & Wrap
$bn
20
15
10
5
0
1H02
2H02
1H03
2H03
Westpac
BTFM

Retail FUM
$bn
30
25
20
15
10
5
0
1H02
2H02
1H03
2H03
Westpac & RAAM
BTFM

In-force Premiums
$m
300
250
200
150
100
50
0
1H02
2H02
1H03
2H03
Australia
New Zealand

Margin Lending Outstandings
$m
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
1H02
2H02
1H03
2H03
Westpac
BTFM

Business Developments

  •
  The platform business, as defined and measured by ASSIRT, is a source of future growth and an area of competitive advantage. Following the acquisition of BTFM and the Wrap platform, funds under administration (FUA) has grown significantly, increasing 20% to $17.8 billion as at 30 September 2003, boosted by 37% growth in the Wrap product. Quarterly market share statistics released by ASSIRT as at 30 June 2003 reported assets administered by BTFG at $16.4 billion ranking it fifth in size and second in net quarterly inflows.

  •
  BTFG retail FUM increased 2% to $27.1 billion during the second half of the year. Positive market movements on BTFG's core managed funds has contributed to drive growth in retail FUM. However, the outflow of funds as a consequence of acquiring BTFM, has largely offset this growth. While external forces such as economic and investment market uncertainty significantly reduced retail funds flowing into the managed funds industry as a whole, cautionary ratings applied by research houses and asset consultants on BTFG product offerings compounded the effect. Changes to the investment processes are beginning to deliver the necessary lift in investment performance, in many cases above industry benchmarks, assisting to reduce outflows. For the six months to 30 September 2003 net outflows were $1.1 billion compared with $3.1 billion for the prior six months.

  •
  Australian and New Zealand in-force premiums continued to increase with 9% growth since 31 March 2003 and 24% since 30 September 2002. The latest Australian market share statistics compiled by DEXX & R for the twelve months to 31 March 2003 indicate that the life risk insurance business gained 12.3% of all new lump sum business, up from 11.8% as at 30 September 2002, and gained 10.2% of new individual life risk business (ranking fourth), up from 9.7%.

  •
  During the year, margin lending products of BTFM and Westpac were integrated. Since 31 March 2003, BTFG's margin loans outstanding have increased $64 million or 4% to $1,590 million at year end. Retention campaigns and a widening of product offerings have had a significant impact. As at 30 June 2003, RBA statistics report BTFG's margin lending outstandings at 15.3% of the total market compared to 15.7% at 31 March 2003.

4.3   WESTPAC INSTITUTIONAL BANK

        The Institutional Bank meets the financial needs of corporations and institutions either based in, or with interests in Australia and New Zealand. It also provides certain services to middle market business banking customers in Australia and New Zealand.

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income(1)	276	298	(7)	574	481	19
Non-interest income	284	261	9	545	479	14

Operating income	560	559	0	1,119	960	17
Operating expenses	(238)	(233)	(2)	(471)	(408)	(15)

Core earnings	322	326	(1)	648	552	17
Bad debts	(64)	(43)	(49)	(107)	(139)	23

Operating profit before tax	258	283	(9)	541	413	31
Tax and outside equity interests(1)	(77)	(80)	4	(157)	(138)	(14)

Cash earnings	181	203	(11)	384	275	40
Goodwill amortisation	(1)	(1)	—	(2)	—	(100)
Profit on operations	180	202	(11)	382	275	39

Economic profit	91	125	(27)	216	124	74
Expense to income ratio	42.5%	41.7%	-80bps	42.1%	42.5%	40bps
	$bn	$bn		$bn	$bn
Deposits and other public borrowings	10.9	11.7	(7)	10.9	12.0	(9)
Net loans and acceptances	22.2	22.4	(1)	22.2	21.5	3
Total assets	52.2	50.2	4	52.2	49.1	6

1.
Includes tax equivalent gross up of $98 million in the six months to 31 March 2003 and $197 million in the full year to 30 September 2003 ($67 million 1H02, $139 million FY02). We have entered into various tax effective financing transactions that derive income subject to a reduced rate of income tax. In order to provide comparability, this income is presented on a pre-tax equivalent basis.

Financial Performance

        On 16 October 2002, the Institutional Bank acquired a 51% interest in Hastings Funds Management Limited (Hastings).

Full Year

        The Institutional Bank produced a greatly improved result with cash earnings rising by $109 million or 40% on the prior year. This result has been driven by focus on two strategic themes:

  •
  maintaining and expanding lead bank status using the core product base of financial markets, debt capital markets, transactional banking and lending expertise; and

  •
  building new, fee-based revenue streams though higher margin structured products and specialised securities, together with distribution of innovative debt securities to both institutional and retail investment markets.

        Operating income growth was generated from these strategies, increasing $159 million or 17%. The result in the interest rate-based financial markets business, which includes domestic swaps and bonds, was particularly strong. Financial markets revenues from customers increased markedly.

        Net interest income increased $93 million or 19% primarily due to trading assets and securities held in portfolio. Net interest income also includes a contribution from financing assets which increased by 8% to $15.7 billion. Non-interest income was mainly driven by stronger financial markets income and the inclusion of $15 million of revenues from Hastings.

        The $63 million increase in expenses reflects investment in business systems, the inclusion of Hastings and the re-establishment of variable compensation expense in line with performance.

        Bad debt expense was down $32 million to $107 million for the year. Despite higher asset levels, provisioning expense was lower than last year which included higher charges on certain impaired assets.

        Economic profit grew $92 million or 74% as a result of the 40% increase in cash earnings with only minimal additional capital employed compared to 2002.

Second Half

        Cash earnings fell 11% to $181 million in the second half as the bad debts charge rose from further provisioning for a small number of corporate exposures. Excluding this, core earnings were flat on the first half.

        Economic profit declined in the second half, down $34 million or 27%, due to the decline in cash earnings.

Key Business Drivers

Top Eight Products by Revenue Contribution
Spec. Capital Group
Debt Capital Markets
Transactional
FM Trading
FM Sales
Structured Finance
International Products
Financing
0
50
100
150
200
250
300
$m
FY02
FY03

$m
Financial Markets Product Income [1]
300
250
200
150
100
50
0
1H02
2H02
1H03
2H03
Foreign Exchange
Interest Rate Product
FM Other

Total Committed Exposure by Loan Grade
100%
80%
60%
40%
20%
0%
1H02
2H02
1H03
2H03
AAA to AA-
A+ to A-
BBB+ to BBB-
BB+ to B+
<B+

Impaired Assets / Total WIB Committed Exposure
0.8%
0.7%
0.6%
0.5%
0.4%
0.3%
0.2%
0.1%
0.0%
1H02
2H02
1H03
2H03

(1)
Interest Rate Products includes Interest Rate Derivatives, secondary markets activity in Debt Securities and Treasury mark-to-market books, but excludes primary markets activity.

Business Developments

  •
  Financial markets income increased 29% over the prior year underpinned by higher customer flows and the return to more normal trading profits since 2002.

  •
  Credit quality remains sound with total committed exposure to investment grade counterparties remaining steady at 91% of total commitments.

  •
  Repayments, write offs and foreign exchange movements resulted in impaired assets reducing 11% to $415 million on the prior year.

  •
  Continued focus on better understanding and servicing corporate and institutional customers drove a 9% growth in average net loans and acceptances. Associated growth in core income was offset by lower earnings from investment portfolios.

  •
  Progress has been made in growing a diversified portfolio of income streams with our focus on leveraging the balance sheet, not relying on it, leading to growth in economic profit.

        Notable transactions during the year have included:

  •
  arranger, underwriter and responsible entity to a listed trust acquiring Westpac's new head office in Sydney, being developed by Leightons Holdings;

  •
  joint lead arranger and underwriter for the acquisition of the electricity and gas distribution businesses owned by Energy Partnership Limited, United Energy Limited and Atlinta Network Holdings Limited; and

  •
  arranger and underwriter to acquisition of the Department of Defence National Storage and Distribution Centre at Moorebank in Sydney's southwest. Westpac managed distribution of equity to Stockland Trust as a cornerstone investor with the remainder sold to retail investors. Westpac Funds Management is the responsible entity.

4.4   NEW ZEALAND BANKING

        New Zealand banking operations provide banking and wealth management products and services to New Zealand consumer and business customers. The table below shows the results of New Zealand banking and commercial banking operations and Westpac Investment Management business. The results do not include the performance of New Zealand Institutional Bank, New Zealand Life Company or BT New Zealand. All figures are in Australian dollars (A$) and local currency movements have also been noted. Comparatives are reported excluding 2002 AGC earnings.

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	$NZ % Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03	$NZ % Mov't Sept 02- Sept 03
Net interest income	351	346	1	2	697	617	13	8
Non-interest income	159	158	1	—	317	287	10	6

Operating income	510	504	1	1	1,014	904	12	7
Operating expenses	(264)	(241)	(10)	(9)	(505)	(442)	(14)	(9)

Core earnings	246	263	(6)	(6)	509	462	10	6
Bad debts	(23)	(22)	(5)	(8)	(45)	(46)	2	7
Operating profit before tax	223	241	(7)	(8)	464	416	12	8
Tax and outside equity interests	(66)	(80)	18	18	(146)	(138)	(6)	(1)

Cash earnings	157	161	(2)	(3)	318	278	14	11

Goodwill amortisation	(19)	(18)	(6)	—	(37)	(37)	—	—
Profit on operations	138	143	(3)	(4)	281	241	17	12

Economic profit	73	80	(9)	(11)	153	119	29	24
Expense to income ratio	51.8%	47.8%	-400bps	-390bps	49.8%	48.9%	-90bps	-60bps
	$bn	$bn			$bn	$bn
Deposits and other public borrowings	15.1	15.2	(1)	—	15.1	14.2	6	6
Net loans	21.4	21.2	1	9	21.4	18.9	13	14
Total assets	22.4	22.3	0	8	22.4	19.9	13	13

Financial Performance ($NZ)

Full Year

        New Zealand cash earnings increased 11% on the prior year, driven by growth in operating income. This increase was predominantly due to robust lending growth in housing, sustained strength in the economy, and an extensive management-led business review, Redpower. This review focused on increasing the effectiveness of the sales force, particularly in Auckland, on providing high-quality customer service, support and technology, and opening new branches.

        Operating income increased 7%, with net interest income increasing 8% due to lending growth in housing, complemented by solid growth in agri-markets, business lending, and deposits. Housing outstandings reached record levels in the second half of 2003 (NZ$16 billion), maintaining Westpac's position as the second largest lender of home finance in New Zealand. Lending margins fell slightly, however, deposit margins were maintained at prior year levels.

        Non-interest income also increased 6% due to greater focus on fee collection and increased transaction volumes.

        Operating expenses increased 9% on the prior year. Expenses were impacted by the relocation of corporate functions and customer-facing staff to Auckland, and the completion of the rebranding from WestpacTrust to Westpac. There has also been a commencement of cash contributions to staff superannuation schemes. The remainder of the expense movement was due to the implementation of recommendations from the Redpower business review. The benefits of this review are yet to be fully realised. These increases have been incurred predominately in the second half, contributing to the higher expense to income ratio over 2002.

        Bad debts reduced 7% on the prior year despite the continuing growth in lending, due to increased recoveries in 2003.

Second Half

        Cash earnings were slightly lower in the second half due to an increase in expenses and bad debts over the first half.

        Expenses increased 9% against the first six months of the year, largely as a result of the reasons noted above.

        Bad debts increased by 8%, due to a lower expense in the first half of 2003, which included higher recoveries

Key Business Drivers

Consumer Delinquencies over 90 Days
1.6%
1.4%
1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
1H02
2H02
1H03
2H03
Housing
Cards

Share of Wallet - All NZ1,2
25%
20%
15%
10%
5%
0%
1H02
2H02
1H03
2H03
Westpac
Competitor Average

Source: AC Nielsen

NZ$bn
Housing Outstandings
18
16
14
12
10
8
6
4
2
0
20%
15%
10%
5%
0%
1H02
2H02
1H03
2H03
Outstandings (LHS)
Share of Housing Growth (RHS)

Main Bank Satisfaction - All NZ - %
Excellent/Very Good
80%
70%
60%
50%
40%
30%
20%
10%
0%
1H02
2H02
1H03
2H03
Westpac
ANZ
ASB
BNZ
NBNZ

Source: AC Nielsen

(1)
Share of wallet: Share of all the dollars in New Zealand financial institutions. Wallet includes all products (except revolving credit), personal superannuation, unit trusts/managed funds and credit cards.

(2)
Comprises ANZ, ASB, BNZ and National Bank.

Business Developments

  •
  The drive for a larger share of the Auckland market, including relocating corporate functions to Auckland, has been the focus of 2003. These moves, together with appointments in key markets for growth opportunities such as the Small to Medium Enterprise and Migrant Banking sectors are allowing more effective leveraging of both the Australian operating model and the re-branding from WestpacTrust to Westpac. These initiatives continue to better position New Zealand Banking going forward.

  •
  Increasing the effectiveness of the Auckland sales force, including boosting the numbers of Mobile Managers, has continued throughout the period. This has been complemented in the second half by a broad-based focus on investment in high quality customer service, support and technology, opening new branches and adjusting opening hours to suit customer behaviour.

  •
  The results of these programs are evident in Customer Satisfaction trends both in Auckland and nationally, where Main Bank Satisfaction rated as either excellent or very good is at 55%.

  •
  Share of national wallet remains above the national average. Features include a new savings product, Simple Saver, achieving a NZ$100 million balance within 11 months of launch, and an increase in the number of online transactions and online customers of almost 50% over 2002.

  •
  Decreasing delinquency rates reflect improved collection efficiencies and the current strength of the New Zealand economy.

  •
  New Zealand Banking continues to have a high profile in the community, with ongoing sponsorship of the Rescue Helicopter Service, the Life Education Trust and many other involvements. Increasing focus has been placed on completing a nationwide Stakeholder Engagement Process for New Zealand's inaugural Social Impact Report, for release in May 2004.

5. BT FINANCIAL GROUP	Year End Profit Announcement 2003

        The following results have been presented on a management reporting basis. Internal charges and transfer pricing adjustments have been included in the performance of each business area reflecting the management of our business, rather than its legal structure. Consequently, these results cannot be compared directly to public disclosure of the performance of individual legal entities.

        At 30 September 2002, we adopted accrual accounting for our wealth management business to standardise our accounting treatment across recent acquisitions, and to provide more transparent information consistent with the underlying performance of the business. Comparative data has been restated, consequently, these results cannot be compared with prior year disclosures.

        Where the management reporting structure has changed or where accounting re-classifications have been made, comparatives have been restated and may differ from results previously reported.

5.1 TOTAL FUNDS MANAGEMENT AND LIFE INSURANCE RISK BUSINESSES

        The performance of BTFG is summarised below by its three main segments: Funds Management, Life Insurance Risk and Other(1), and on a geographical basis where significant. The results of BTFG should be read with regard to two significant acquisitions during the periods disclosed. On 1 June 2002, the Rothschild Australia Asset Management (RAAM) Group was acquired followed by the purchase of BT Funds Management (BTFM) on 31 October 2002.

(1)
Other business includes earnings on capital and other investments and authorisation of goodwill on acquired businesses.

Profit on Operations $m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Funds Management	63	54	17	117	91	29
Life Insurance Risk
Australia	23	21	10	44	38	16
New Zealand	13	9	44	22	17	29

	36	30	20	66	55	20

Core Performance	99	84	18	183	146	25

Other	(30)	(26)	(15)	(56)	(22)	(155)

Total profit on operations	69	58	19	127	124	2

        The following table shows the consolidated year end results for our Australian and New Zealand Funds Management, Life Insurance Risk and Other businesses.

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	38	45	(16)	83	29	186
Non-interest income	284	245	16	529	306	73

Operating income	322	290	11	612	335	83
Non interest expenses	(196)	(179)	(9)	(375)	(181)	(107)

Core earnings	126	111	14	237	154	54
Bad debts	—	—	—	—	—	—

Operating profit before tax	126	111	14	237	154	54
Tax and outside equity interests	(22)	(25)	12	(47)	(26)	(81)

Cash earnings	104	86	21	190	128	48
Goodwill amortisation	(35)	(28)	(25)	(63)	(4)	large

Profit on operations	69	58	19	127	124	2

Economic profit	7	8	(13)	15	75	(80)
Expense to income ratio	60.9%	61.7%	80bps	61.3%	54.0%	-730bps

        Operating income can be reconciled to the net life risk insurance and funds management income as disclosed in section 6 table 6.1, Statement of Financial Performance, and Note 5, Non-Interest Analysis as follows:

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Operating income	322	290	11	612	335	83
Net interest income	(38)	(45)	16	(83)	(29)	(186)
Commission expense	14	7	100	21	10	110
Transfer pricing—cost of distribution	28	26	8	54	31	74
Intercompany consolidation eliminations	56	74	(24)	130	135	(4)
New Zealand commission expense	7	5	40	12	6	100
Embedded value uplift (and elimination)	—	—	—	—	(142)	n/a

Total non-interest wealth management income	389	357	9	746	346	116

5.2 FUNDS MANAGEMENT BUSINESS

        Funds management includes product management, product administration, product and platform intermediary distribution, investment management, margin lending and discount broking.

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	43	42	2	85	48	77
Non-interest income	248	229	8	477	288	66

Gross operating income	291	271	7	562	336	67
Commission expense	(41)	(40)	(3)	(81)	(83)	2

Operating income	250	231	8	481	253	90
Operating expenses	(176)	(164)	(7)	(340)	(149)	(128)

Operating profit before tax	74	67	10	141	104	36
Tax and outside equity interests	(11)	(13)	15	(24)	(13)	(85)

Cash earnings	63	54	17	117	91	29
Goodwill amortisation	—	—	—	—	—	—

Profit on operations	63	54	17	117	91	29

Expense to income ratio	70.4%	71.0%	60bps	70.7%	58.9%	large

Financial Performance

Full Year

        The Funds Management business contributed $117 million cash earnings, up $26 million or 29% on the prior year.

        Operating income (net of commissions) increased $228 million or 90%. This included income from the acquisitions of BTFM and RAAM (2003: $259 million, 2002: $28 million).

        Net interest income increased $37 million or 77% and included a contribution from BTFM ($27 million). Income increased principally due to a 24% increase in average annuity funds under management. This was a combined impact of increased sales and a lowering of redemption rates.

        Non-interest income increased $189 million or 66%. The increase included income attributable to the acquired businesses of BTFM and RAAM of $262 million (2002: $30 million). The result also reflects the programmed consolidation and closure during the year of a number of Westpac managed funds to new business. This resulted in a shift in flows, FUM and therefore revenues into newly branded BT products. Other main business drivers were:

  •
  anticipated increase in redemptions from BTFM and RAAM managed funds as cautionary ratings from research house and adviser resulted in significant outflow of funds;

  •
  36% decline in inflows generated through Westpac's financial planners attributable, in part, to the global economic and investment market uncertainty reducing the flow of retail funds into the industry;

  •
  partly offset by relative improvements in investment returns generated by a turnaround in equity markets in the second half of the year; and

  •
  BTFG gross operating income margin relative to retail FUM remained static year on year.

        Commission expense decreased $2 million or 2%. This included $30 million of commission expense from the acquisitions (2002: $2 million). The decline reflects a contraction in retail funds sold through Westpac financial planners during 2003 totaling $2.7 billion (2002: $4.2 billion).

        Operating expenses increased $191 million or 128%. This includes expenses of BTFM and RAAM (2003: $224 million, 2002: $25 million). The drivers of this result included the anticipated increase in BTFM and RAAM redemption volumes significantly offset by the realisation of net cost synergies associated with the acquisitions.

Second Half

        During the second half of 2003, the funds management business contributed $63 million cash earnings, an increase of 17% on the previous half year.

        Operating income (net of commission) increased $19 million or 8% and includes an additional month of BTFM ($19 million).

        The growth reflects the increase in transaction volumes through the Broking business, 2% increase in BTFG's retail FUM and growth in Wrap driven by:

  •
  turnaround in equity markets and positive investment performance in the second half;

  •
  significant reduction in net retail outflows due to retention initiatives and improvements in adviser and research house ratings. Net ouflows for the first half of the year totalled $3.1 billion compared with $1.1 billion net outflow for the second half; and

  •
  26% increase in Wrap funds under administration as continued product development and improved customer relations contributed to improvements in funds inflow from new and existing investors.

        Operating expenses increased $12 million or 7% and includes an additional month of BTFM ($15 million). Normalising for the additional month, operating expenses declined $3 million reflecting the seasonal higher levels of activity and the incremental realisation of integration cost synergies attributable to the funds management business.

        The effective tax rate reflects the benefits of transitional tax arrangements for products within the life company legal entities.

Movement of funds under management (FUM)

$bn	FUM Sept 2002	Sales	Redns	Net Flows	BT at acq'n(4)	Other mov't(5)	FUM Sept 2003	FUM March 2003	% Mov't Sept 02- Sept 03
Retail(1)	19.0	4.8	(9.0)	(4.2)	11.9	0.4	27.1	26.5	43
Wholesale	12.6	6.8	(7.4)	(0.6)	1.7	(0.3)	13.4	13.3	6

Australia	31.6	11.6	(16.4)	(4.8)	13.6	0.1	40.5	39.8	28
New Zealand(2)	1.4	0.6	(0.7)	(0.1)	1.3	0.2	2.8	2.7	100

FUM	33.0	12.2	(17.1)	(4.9)	14.9	0.3	43.3	42.5	31

FUM and FUA(3)	35.8	16.8	(18.6)	(1.8)	22.0	0.3	56.3	53.6	57

(1)
Retail FUM will not reconcile to ASSIRT as Retail FUM includes mezzanine funds.

(2)
Westpac NZ and BTFG NZ.

(3)
Includes WRAP and Governance Advisory Services.

(4)
BTFM Funds have been included in the movement table at acquisition date. All sales and redemptions post acquisition have been recorded under their respective headings.

(5)
'Other movement' primarily reflects the impact of market movement on the underlying FUM.

5.3    LIFE INSURANCE RISK BUSINESS (EXCLUDES GENERAL INSURANCE)

        The life insurance risk business result has been determined on a Margin on Service basis.

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	—	—	—	—	—	—
Non-interest Income	93	81	15	174	156	12

Gross operating income	93	81	15	174	156	12
Commission expense	(29)	(26)	(12)	(55)	(50)	(10)

Operating Income	64	55	16	119	106	12
Operating expenses	(20)	(15)	(33)	(35)	(32)	(9)

Operating profit before tax	44	40	10	84	74	14
Tax and outside equity interests	(8)	(10)	(20)	(18)	(19)	5

Cash earnings	36	30	20	66	55	20

Goodwill amortisation	—	—	—	—	—	—
Profit on operations	36	30	20	66	55	20

Expense to income ratio	31.3%	27.3%	-400bps	29.4%	30.2%	80bps

Financial Performance

Full Year

        Life insurance risk contributed $66 million cash earnings, an increase of $11 million or 20% on the prior year.

        Non-interest income increased $18 million or 12% due to continued growth in in-force premiums throughout the year, driven by:

  •
  increased customer awareness of life insurance and risk protection products available following the increased appetite and awareness of customers towards life insurance and income protection; and

  •
  growth in reported risk sales up 18% to $77 million compared with $65 million for the previous year mainly due to the increased business focus on the direct marketed sales channel.

        This was partly offset by an increase in customer claims, up $4 million on the prior year.

        Commission expense growth of 10% is a reflection of the increase in risk products sold through Westpac's financial planners.

        Operating expenses increased $3 million or 9%, however the expense to income ratio has declined from 30.2% as at 30 September 2002, to 29.4% as at 30 September 2003. This reflects the continued commitment to grow the business while remaining focused on extracting efficiencies and economies of scale.

Second Half

        During the second half of 2003, the life insurance and risk business contributed $36 million cash earnings, an increase of 20% on the previous half year.

        Non-interest income increased $12 million or 15% driven by 21% growth in reported Australian risk premium sales. The increase reflects the seasonality of the risk business where volumes tradionally increase during the second half of the year.

        Commission expense growth was $3 million or 12%, driven largely by the 9% increase in premiums sold through Westpac's financial planners.

        Operating expenses increased $5 million or 33% reflecting the seasonal increase in business volume. The increase in the expense to income ratio from 27.3% as at 31 March 2003 to 31.3% as at 30 September 2003 reflects the seasonality.

Movement in in-force premium for risk business

$m	In-force Sept 2002	Sales	Lapses	Net Inflows	Other mov't(1)	In-force Sept 2003	In-force Mar 2003	% Mov't Sept 02- Sept 03
Australia	169.7	69.3	(36.2)	33.1	13.0	215.8	194.6	27
New Zealand	32.8	7.6	(3.3)	4.3	(1.8)	35.3	34.9	8

Total in-force premiums	202.5	76.9	(39.5)	37.4	11.2	251.1	229.5	24

(1)
Includes movements in in-force premiums due to CPI increases and customer age re-rating.

5.4    OTHER BUSINESS

        Other business includes earnings on capital and other investments and amortisation of goodwill on acquired businesses.

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net interest income	(5)	3	(267)	(2)	(19)	89
Non-interest Income	13	1	large	14	(5)	380

Gross operating income	8	4	100	12	(24)	150
Commission expense	—	—	—	—	—	—

Operating income	8	4	100	12	(24)	150
Operating expenses	—	—	—	—	—	—

Operating profit before tax	8	4	100	12	(24)	150
Tax and outside equity interests	(3)	(2)	(50)	(5)	6	(183)

Cash earnings	5	2	150	7	(18)	139
Goodwill amortisation	(35)	(28)	(25)	(63)	(4)	large

Profit on operations	(30)	(26)	(15)	(56)	(22)	(155)

Expense to income ratio	n/a	n/a		n/a	n/a

Financial Performance

Full Year

        Other business contributed $7 million cash earnings, an increase of $25 million on the prior year.

        Operating income increased $36 million and includes a number of items that do not represent the usual operations of BTFG. These include a $3 million write-down of investment in Hartleys in the six months to 31 March 2003 (2002: $16 million) and $5 million profit from the relinquishment of management rights on property trusts in the prior year.

        Adjusting for these items, operating income increased $28 million compared to the prior year. This is due to improvements in relative returns on capital, driven by positive investment performance and the increase in invested capital post the corporate restructure undertaken last finanical year.

        Goodwill amortisation increased $59 million due to acquisitions. Goodwill has only been attributable to RAAM since the corporate restructure on 30 September 2002.

        Effective tax rate (net of permanent differences) has remained steady at 30% for all periods.

Second Half

        During the second half of 2003, other business contributed $5 million cash earnings, an increase of $3 million over the previous half year.

        Excluding the items noted above, operating income increased $1 million driven by the positive investment performance generated by a relative increase in equity markets during the second half of the year.

        Goodwill amortiisation increased $7 million or 25% due to an additional month of BTFM goodwill amortisation and the finalisation of fair value adjustments relating to the acquisition of BTFM.

5.5   EMBEDDED VALUE AND VALUE OF NEW BUSINESS

        The following table shows the embedded value and value of new business for the funds management and life insurance businesses, excluding discount broking.

        The embedded value and value of new business have been calculated using assumptions consistent with the best estimate assumptions used in calculating Margin on Services policy liabilities as at 30 September 2003. The risk discount rate used was the yield on 10-year government bonds plus a margin of 5.5% for business in Westpac Life and the yield on 10-year government bonds plus 6.5% for other business.

	BTFM	Other	Total
	(A$ millions)
As at 30 September 2003
Net assets(1)	34	744	778
Value of in-force business	345	923	1,268

Embedded value	379	1,667	2,046
Change in embedded value since 30 September 2002	379	54	433
Analysis of movement since 30 September 2002
Expected growth(2)	19	143	162
New business	(4)	95	91
Acquisition of BT	260	—	260
Inclusion of Westpac margin lending	—	31	31
Inclusion of Westpac New Zealand's life business (30 September 2003)	—	134	134
Capital movements and dividends paid(3)	25	(492)	(467)
Assumptions / Experience	11	49	60
Synergies—new business	29	16	45
Synergies—in-force	39	78	117

Change in embedded value	379	54	433

        The valuation has resulted in an addition to embedded value of $433 million since 30 September 2002. The main components of the increase were:

  •
  new business in the period added $91 million. This amount includes no value for synergies nor does it include our life insurance business in New Zealand;

  •
  acquisitions and inclusions of businesses as listed above, added $425 million;

  •
  capital movements and dividends paid, including the value of franking credits at 70% of face value, reduced embedded value by $467 million;

  •
  experience varying from assumptions, mainly due to favourable claims experience on life insurance products; and

(1)
The split of embedded value between net assets and value of in force business has been changed compared with 30 September 2002. Net assets represent shareholders net tangible assets rather than excess over capital requirements. Previously the net assets were reduced for capital requirements. Further the net assets exclude any goodwill component.

(2)
The embedded value is expected to grow at the risk discount rate for the value of in force business and the expected net earning rate for the net assets.

(3)
Dividends paid include the value of franking credits, valued at 70% of face value, attaching to the dividend payments.

  •
  assumptions—significant changes in assumptions included:

  •
  for business not written in Westpac Life, the margin of the risk discount rate was increased by 1% from 5.5% to 6.5%, and the capital required to support the business was reduced from an internal risk-based approach to regulatory capital. These changes were made to bring the calculation into line with industry practice.

  •
  reducing the claims assumption in line with recent experience for life insurance products.

        The synergies of $162 million identified relate to the BTFG entities only. The following table provides a breakdown of the synergies result, including synergies arising within the broader Westpac Group.

Synergies	BTFM	WBC	Total
	(A$ millions)
Synergy benefits achieved	51	3	54
Integration costs (including provisions)	(90)	(67)	(157)
Tax (including value of franking credits)	4	6	10
Value of in-force business	197	37	234

Impact on Embedded Value	162	(21)	141

Value of Synergies

(A$m)
Synergy value at acquisition	745
Roll forward of synergy value to 30 September 2003	934
Value of synergies of in-force business recognised in embedded value	(197)
Value of synergies of in-force business recognised in WBC	(37)
Value of synergies recognised in future new business	(359)

Value of synergies remaining	341

        Following the acquisition of BTFM, the value attributed to synergies was identified as $745 million. The roll forward of this value to 30 September 2003 allows for the synergy benefits achieved and integration costs incurred, and with the unwinding of the discount rate, is now $934 million.

        As at 30 September 2003 we have achieved run rate expense synergies of $68 million, split $20 million in acquisition related expenses and $48 million in maintenance related expenses. Recognition of the $48 million in maintenance expense synergies for the in force business increased the embedded value by $197 million. A further $37 million in value relates to current business that will arise in the broader Westpac Group. The value associated with the achievement of synergies for future new business (both acquisition and maintenance) is represented by the $359 million. This will be recognised in the embedded value as new business is written. The value of synergies yet to achieved is $341 million.

Value of One Year's Sales

	BTFM	Other	Total
	(A$ millions)
As at 30 September 2003
New Business written in period	(4)	95	91
Westpac New Zealand's life insurance business	—	10	10
Synergies	29	16	45

Total	25	121	146

        The value of one year's sales is based on the value of actual sales for the year to 30 September 2003, and includes the proportion of the value of synergies attributable to new business.

Sensitivities

        The following table shows the change in embedded value and value of one year's sales from various changes in experience.

	Embedded value	Value of 1 year's sales
	(A$ millions)
Change in value as at 30 September 2003
1%pa increase in discount rates	(67)	(12)
1%pa reduction in redemption and lapse rates	79	13
10% reduction in expenses	66	27
10% reduction in claims	37	9
1%pa increase in investment returns	43	7

        Sensitivity numbers exclude our life insurance business in New Zealand.

6. 2003 FINAL FINANCIAL INFORMATION	Year End Profit Announcement 2003

Notes to the statements shown in sections 6.1, 6.2 and 6.3 as required by the Appendix 4E are referenced in the margin of the relevant tables.

6.1    CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE

$m	Note	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Interest income
Loans and other receivables		4,714	4,408	7	9,122	8,388	9
Deposits with other financial institutions		151	140	8	291	210	39
Investment and trading securities		280	325	(14)	605	614	(1)
Regulatory deposits		4	2	100	6	8	(25)

Interest income		5,149	4,875	6	10,024	9,220	9
Interest expense
Current and term deposits		(2,329)	(2,180)	(7)	(4,509)	(3,600)	(25)
Public borrowings		—	—	—	—	(152)	n/a
Deposits from other financial institutions		(54)	(76)	29	(130)	(179)	27
Loan capital		(77)	(80)	4	(157)	(201)	22
Debt issues		(423)	(406)	(4)	(829)	(924)	10
Other liabilities		(30)	(25)	(20)	(55)	(18)	(206)

Interest expense		(2,913)	(2,767)	(5)	(5,680)	(5,074)	(12)

Net interest income	3	2,236	2,108	6	4,344	4,146	5

Non-interest income
Fees and commissions received		1,295	1,220	6	2,515	2,266	11
Fees and commissions paid		(335)	(344)	3	(679)	(560)	(21)
Proceeds from sale of assets		391	251	56	642	3,594	(82)
Carrying value of assets sold		(384)	(241)	(59)	(625)	(2,760)	77
Net life insurance and funds management income		389	357	9	746	346	116
Other non-interest income		201	186	8	387	92	321

Total non-interest income	5	1,557	1,429	9	2,986	2,978	0

Net operating income		3,793	3,537	7	7,330	7,124	3

Operating expenses excluding bad and doubtful debts
Salaries and other staff expenses		(938)	(898)	(4)	(1,836)	(1,829)	(0)
Equipment and occupancy expenses		(300)	(296)	(1)	(596)	(589)	(1)
Other expenses		(668)	(663)	(1)	(1,331)	(1,477)	10

Total operating expenses excluding bad and doubtful debts and goodwill amortisation	6	(1,906)	(1,857)	(3)	(3,763)	(3,895)	3

Goodwill amortisation		(85)	(78)	(9)	(163)	(100)	(63)

Total operating expenses excluding bad and doubtful debts		(1,991)	(1,935)	(3)	(3,926)	(3,995)	2

Operating profit before bad and doubtful debts and income tax expense		1,802	1,602	12	3,404	3,129	9

Bad and doubtful debts	19	(271)	(214)	(27)	(485)	(461)	(5)

Profit from ordinary activities before income tax expense		1,531	1,388	10	2,919	2,668	9
Income tax expense	8	(395)	(333)	(19)	(728)	(471)	(55)

Net profit		1,136	1,055	8	2,191	2,197	(0)
Net profit attributable to outside equity interests		(4)	(4)	—	(8)	(5)	(60)
Net profit attributable to equity holders of Westpac Banking Corporation		1,132	1,051	8	2,183	2,192	(0)

Foreign currency translation reserve adjustment		(90)	(66)	(36)	(156)	(76)	(105)

Total revenues, expenses and valuation adjustments attributable to equity holders of Westpac Banking Corporation recognised directly in equity		(90)	(66)	(36)	(156)	(76)	(105)

Total changes in equity other than those resulting from transactions with owners as owners		1,042	985	6	2,027	2,116	(4)

Note: In accordance with Australian Accounting Standard, AASB1018 Statement of Financial Performance, operating expenses above includes goodwill amortisation and bad and doubtful debts.

6.2   CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at $m	Note	30 Sept 2003	31 March 2003	30 Sept 2002	% Mov't Sept 02- Sept 03
Assets
Cash and balances with central banks		1,786	1,924	1,669	7
Due from other financial institutions		6,035	5,010	5,242	15
Trading securities		8,793	7,617	10,643	(17)
Investment securities		3,656	4,265	3,313	10
Loans	11	160,473	149,890	135,870	18
Acceptances of customers		3,788	3,883	4,788	(21)
Life insurance assets		10,522	9,936	7,566	39
Regulatory deposits with central banks overseas		425	355	455	(7)
Goodwill		2,558	2,599	1,754	46
Fixed assets(1)		842	866	815	3
Deferred tax assets		1,019	729	587	74
Other assets		21,442	19,356	18,335	17

Total assets		221,339	206,430	191,037	16

Liabilities
Due to other financial institutions		3,831	3,646	4,731	(19)
Deposits and public borrowings	20	129,071	122,029	110,763	17
Debt issues		29,970	29,764	27,575	9
Acceptances		3,788	3,883	4,788	(21)
Deferred tax liabilities		556	289	617	(10)
Life insurance policy liabilities		9,896	9,348	7,163	38
Provisions		462	447	1,093	(58)
Other liabilities		25,225	20,012	19,327	31

Total liabilities excluding loan capital		202,799	189,418	176,057	15

Loan capital
Subordinated bonds, notes and debentures		3,971	4,082	3,795	5
Subordinated perpetual notes		573	646	717	(20)

Total loan capital		4,544	4,728	4,512	1

Total liabilities		207,343	194,146	180,569	15

Net assets		13,996	12,284	10,468	34

Equity
Ordinary shares		3,972	3,708	3,503	13
NZ Class shares		471	471	471	—
Reserves		(73)	16	82	(189)
Retained profits		7,343	6,947	5,930	24
Trust Originated Preferred Securities (TOPrSsm)		465	465	465	—
Fixed Interest Resettable Trust Securities (FIRsTS)		655	655	—	100
Trust Preferred Securities (TPS)		1,132	—	—	100

Equity attributable to equity holders of Westpac Banking Corporation		13,965	12,262	10,451	34
Outside equity interests in controlled entities		31	22	17	82

Total equity		13,996	12,284	10,468	34

(1)
Fixed assets include $300 million ($232 million in 2002) in capitalised software costs with an average depreciation life of three years.

6.3   CONSOLIDATED STATEMENT OF CASH FLOWS

$m	Note	Half Year Sept 03	Half Year March 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Cash flows from operating activities
Interest received		5,157	4,791	9,948	9,130	9
Interest paid		(3,013)	(2,711)	(5,724)	(5,269)	(9)
Dividends received excluding life business		21	15	36	27	33
Other non-interest income received		1,756	2,395	4,151	3,711	12
Operating expenses paid		(1,705)	(1,613)	(3,318)	(3,291)	(1)
Net (increase)/decrease in trading securities		285	1,474	1,759	(791)	322
Income tax paid excluding life business		(480)	(651)	(1,131)	(699)	(62)
Life business:
receipts from policyholders and customers		1,754	1,204	2,958	2,531	17
interest and other items of similar nature		77	42	119	58	105
dividends received		252	127	379	323	17
payments to policyholders and suppliers		(1,784)	(1,241)	(3,025)	(1,961)	(54)
income tax paid		23	(83)	(60)	(3)	large

Net cash provided by operating activities	23	2,343	3,749	6,092	3,766	62

Cash flows from investing activities
Proceeds from sale of investment securities		38	151	189	492	(62)
Proceeds from matured investment securities		538	722	1,260	335	276
Purchase of investment securities		(351)	(1,763)	(2,114)	(1,873)	(13)
Proceeds from securitised loans		77	170	247	2,472	(90)
Net (increase)/decrease in:
due from other financial institutions		(1,029)	331	(698)	(212)	(229)
loans		(12,168)	(13,774)	(25,942)	(25,501)	(2)
life insurance assets		36	(222)	(186)	(316)	41
regulatory deposits with central banks overseas		(127)	69	(58)	(19)	(205)
other assets		(566)	(931)	(1,497)	(967)	(55)
Purchase of fixed assets		(149)	(174)	(323)	(284)	(14)
Proceeds from disposal of fixed assets		56	29	85	262	(68)
Proceeds from disposal of other investments		(1)	9	8	246	(97)
Controlled entities acquired, net of cash acquired	23	(6)	(817)	(823)	(328)	(151)
Controlled entities and businesses disposed, net of cash held	23	298	62	360	2,136	(83)

Net cash used in investing activities		(13,354)	(16,138)	(29,492)	(23,557)	(25)

Cash flows from financing activities
Issue of loan capital		531	1,148	1,679	—	100
Redemption of loan capital		(341)	(637)	(978)	—	(100)
Proceeds from issue of ordinary shares		60	27	87	91	(4)
Buy-back of shares		—	—	—	(408)	n/a
Proceeds from issue of FIRsTS (net of issue costs $12m)		—	655	655	—	100
Proceeds from issue of TPS (net of issue costs $13m)		1,132	—	1,132	—	100
Net increase/(decrease) in:
due to other financial institutions		292	(987)	(695)	(949)	27
deposits and public borrowings		8,728	10,656	19,384	20,095	(4)
debt issues		844	2,814	3,658	2,495	47
other liabilities		159	(527)	(368)	46	(900)
Payment of distributions and dividends		(531)	(507)	(1,038)	(977)	(6)
Payment of dividends to outside equity interests		2	(4)	(2)	(2)	—

Net cash provided by financing activities		10,876	12,638	23,514	20,391	15

Net increase in cash and cash equivalents		(135)	249	114	600	(81)
Effect of exchange rate changes on cash and cash equivalents		(3)	6	3	(10)	130
Cash and cash equivalents at the beginning of financial period		1,924	1,669	1,669	1,079	55

Cash and cash equivalents at year end	23	1,786	1,924	1,786	1,669	7

6.4   MOVEMENT IN RETAINED PROFITS

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Retained profits at the end of the previous reporting period	6,946	5,930	17	5,930	4,174	42
Change in accounting policy for providing for dividends	—	651	n/a	651	—	n/a

Retained profits at the beginning of the financial period	6,946	6,581	6	6,581	4,174	58
Net profit attributable to equity holders of Westpac Banking Corporation	1,132	1,051	8	2,183	2,192	(0)
Aggregate of amounts transferred (to)/from reserves	(1)	—	(100)	(1)	878	(100)

Total available for appropriation	8,077	7,632	6	8,763	7,244	21
Ordinary dividends provided for or paid	(693)	(652)	(6)	(1,345)	(1,266)	(6)
Distributions on other equity instruments	(41)	(34)	(21)	(75)	(48)	(56)

Retained profits at the end of the financial period	7,343	6,946	6	7,343	5,930	24

6.5   NOTES TO FULL YEAR 2003 FINANCIAL INFORMATION

Note 1.    Changes in Accounting Policies

        New Australian Accounting Standard AASB 1044 Provisions, Contingent Liabilities and Contingent Assets, has been adopted from 1 October 2002. The initial application of AASB1044 required an adjustment to opening retained profits in relation to proposed dividends. This resulted in consolidated opening retained profits and consolidated total equity increasing by $651 million. This amount has subsequently been deducted from retained profits following the declaration of the final dividend for 2002. The new standard specifically requires that a provision for dividend can only be recognised if the dividend has been declared, determined or publicly recommended prior to the end of the financial year.

Note 2.    Cash Earnings

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Net profit attributable to equity holders of Westpac Banking Corporation	1,132	1,051	8	2,183	2,192	(0)
Goodwill amortisation	85	78	(9)	163	100	(63)
Distributions on other equity instruments	(41)	(34)	(21)	(75)	(48)	(56)

Reported cash earnings	1,176	1,095	7	2,271	2,244	1

Note 3.    Interest Spread and Margin Analysis

%	Half Year Sept 03	Half Year March 03	Full Year Sept 03	Full Year Sept 02
Group
Interest spread on productive assets	2.28	2.40	2.34	2.47
Impact of impaired loans	(0.01)	(0.01)	(0.01)	(0.02)

Interest spread	2.27	2.39	2.33	2.45
Benefit of net non-interest bearing liabilities and equity	0.35	0.29	0.32	0.35

Interest margin	2.62	2.68	2.65	2.80

Australia
Interest spread on productive assets	2.17	2.28	2.23	2.43
Impact of impaired loans	(0.01)	(0.01)	(0.01)	(0.02)

Interest spread	2.16	2.27	2.22	2.41
Benefit of net non-interest bearing liabilities and equity	0.34	0.25	0.29	0.34

Interest margin	2.50	2.52	2.51	2.75

New Zealand
Interest spread on productive assets	2.98	3.02	3.00	3.06
Impact of impaired loans	(0.01)	(0.01)	(0.01)	(0.01)

Interest spread	2.97	3.01	2.99	3.05
Benefit of net non-interest bearing liabilities and equity	0.34	0.46	0.40	0.21

Interest margin	3.31	3.47	3.39	3.26

Other Overseas
Interest spread on productive assets	0.59	0.76	0.67	0.42
Impact of impaired loans	0.00	0.00	0.00	(0.01)

Interest spread	0.59	0.76	0.67	0.41
Benefit of net non-interest bearing liabilities and equity	0.14	0.14	0.14	0.24

Interest margin	0.73	0.90	0.81	0.65

Interest spread on productive assets is determined after excluding non-accrual loans, excluding impaired loans and related interest.

Interest spread is the difference between the average yield (including tax equivalent gross up) on all interest earning assets and the average rate paid on all interest bearing liabilities net of impaired loans. The benefit of net non-interest bearing liabilities and equity is determined by applying the average rate of interest paid on all interest bearing liabilities to the average level of net non-interest bearing funds as a percentage of average interest earning assets. The calculations for Australia and New Zealand take into account the interest expense/income of cross-border and intragroup borrowing/lending.

Note 4.    Average Balance Sheet and Interest Rates

	Full Year 30 Sept 03			Full Year 30 Sept 02
	Average Balance $m	Interest $m	Average Rate %	Average Balance $m	Interest $m	Average Rate %
Assets
Interest earning assets
Due from other financial institutions
Australia	3,136	155	4.9	2,496	93	3.7
New Zealand	1,565	59	3.8	1,718	57	3.3
Other Overseas	2,546	77	3.0	1,782	60	3.4
Investment & trading securities
Australia	7,639	379	5.0	9,153	435	4.8
New Zealand	1,044	67	6.4	902	58	6.4
Other Overseas	3,344	159	4.8	2,553	121	4.7
Regulatory deposits
Other Overseas	382	6	1.6	418	8	1.9
Loans & other receivables
Australia	119,777	7,164	6.0	106,778	6,680	6.3
New Zealand	28,682	2,039	7.1	23,657	1,707	7.2
Other Overseas	2,775	101	3.6	2,939	124	4.2
Impaired loans
Australia	255	5	2.0	339	5	1.5
New Zealand	66	2	3.0	95	4	4.2
Other Overseas	246	8	3.3	294	7	2.4
Intragroup receivable
Other Overseas	14,816	335	2.3	15,839	449	2.8

Interest earning assets & interest income including intragroup	186,273	10,556	5.7	168,963	9,808	5.8
Intragroup elimination	(14,816)	(335)		(15,839)	(449)

Total interest earning assets and interest income	171,457	10,221	6.0	153,124	9,359	6.1

Non-interest earning assets
Cash, due from other financial institutions and regulatory deposits	2,268			2,220
Life insurance assets	10,278			7,656
Other assets(1)	23,503			17,723
Debt provisions
Australia	(1,263)			(1,370)
New Zealand	(127)			(79)
Other Overseas	(141)			(154)

Total non-interest earning assets	34,518			25,996
Acceptances of customers
Australia	4,402			7,701
Other Overseas	—			6

Total assets	210,377			186,827

(1)
Includes fixed assets, goodwill, other financial markets assets, future income tax benefit and prepaid superannuation contributions.

	Full Year 30 Sept 03			Full Year 30 Sept 02
	Average Balance $m	Interest $m	Average Rate %	Average Balance $m	Interest $m	Average Rate %
Liabilities and shareholders' equity
Interest bearing liabilities
Deposits
Australia	88,691	3,374	3.8	72,774	2,568	3.5
New Zealand	19,469	880	4.5	16,908	744	4.4
Other Overseas	10,521	255	2.4	9,963	288	2.9
Public borrowings by controlled entity borrowing corporations
Australia	—	—	—	2,955	152	5.1
New Zealand	—	—	—	3	—	10.0
Due to other financial institutions
Australia	1,873	46	2.5	1,788	56	3.1
New Zealand	272	20	7.4	162	8	4.9
Other Overseas	1,937	64	3.3	3,100	115	3.7
Loan capital
Australia	4,443	154	3.5	4,541	198	4.4
New Zealand	45	3	6.7	42	3	7.1
Other interest bearing liabilities
Australia	18,562	683	3.7	17,547	722	4.1
New Zealand	390	30	7.7	141	8	5.7
Other Overseas	10,112	171	1.7	8,726	212	2.4
Intragroup payable
Australia	6,822	163	2.4	8,156	247	3.0
New Zealand	7,994	172	2.2	7,683	202	2.6

Interest bearing liabilities & interest expense including intragroup	171,131	6,015	3.5	154,489	5,523	3.6
Intragroup elimination	(14,816)	(335)		(15,839)	(449)
Total interest bearing liabilities and interest expense	156,315	5,680	3.6	138,650	5,074	3.7

Non-interest bearing liabilities
Deposits and due to other financial institutions
Australia	3,989			3,782
New Zealand	1,039			947
Other Overseas	251			250
Life insurance policy liabilities	9,723			7,431
Other liabilities(1)	22,540			17,689

Total non-interest bearing liabilities	37,542			30,099
Acceptances
Australia	4,402			7,701
Other Overseas	—			6

Total liabilities	198,259			176,456

Shareholders' equity	10,972			9,890
TOPrS	465			465
FIRsTS	511			—
TPS	149			—
Outside equity interests	21			16

Total equity	12,118			10,371

Total liabilities and equity	210,377			186,827

(1)
Includes provisions for dividends, income tax and deferred tax, and other financial market liabilities.

Note 5.    Non-Interest Income Analysis

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Fees and commissions
Lending fees	399	365	9	764	737	4
Transaction fees and commissions received	766	713	7	1,479	1,284	15
Other non-risk fee income	119	137	(13)	256	238	8
Fees and commissions paid	(335)	(344)	3	(679)	(560)	(21)
Service and management fees	11	5	120	16	7	129

	960	876	10	1,836	1,706	8

Trading income(1)
Foreign exchange	138	123	12	261	234	12
Trading securities	(9)	16	(156)	7	1	600
Other financial instruments	(7)	6	(217)	(1)	(12)	92

	122	145	(16)	267	223	20

Wealth management income
Life insurance and funds management operating income	389	357	9	746	346	116

Other income
General insurance commissions and premiums (net of claims paid)	47	38	24	85	71	20
Dividends received	21	15	40	36	27	33
Lease rentals	6	4	50	10	10	—
Cost of hedging overseas operations	(31)	(21)	(48)	(52)	(30)	(73)
Net profit on sale of fixed assets, controlled entities and other investments	7	10	(30)	17	834	(98)
Write-down in investment securities	—	—	—	—	(199)	n/a
Other	36	5	620	41	(10)	510

	86	51	69	137	703	(81)

Non-interest income	1,557	1,429	9	2,986	2,978	0

(1)
Trading income forms part of the overall financial markets product income. A reconciliation of financial markets product contribution, by net interest income and non-interest income, is contained in section 3.2.

Note 6.    Expense Analysis

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Salaries and other staff expenses
Salaries and wages	720	712	(1)	1,432	1,250	(15)
Superannuation prepayment adjustment for IAS 19	—	—	—	—	221	n/a
Restructuring expenses	30	9	(233)	39	45	13
Other staff expenses	188	177	(6)	365	313	(17)

	938	898	(4)	1,836	1,829	(0)

Equipment and occupancy expenses
Operating lease rentals	122	117	(4)	239	245	2
Depreciation and amortisation:
Premises	1	2	50	3	4	25
Leasehold improvements	16	16	—	32	29	(10)
Furniture and equipment	26	27	4	53	54	2
Technology	36	37	3	73	66	(11)
Computer software	40	49	18	89	120	26
Electricity, water, rates and land tax	11	5	(120)	16	8	(100)
Other equipment and occupancy expenses	48	43	(12)	91	63	(44)

	300	296	(1)	596	589	(1)

Other expenses
Amortisation of deferred expenditure	4	10	60	14	27	48
Non-lending losses	32	31	(3)	63	77	18
Consultancy fees, computer software maintenance
and other professional services	172	166	(4)	338	213	(59)
Stationery	39	39	—	78	86	9
Postage and freight	50	52	4	102	107	5
Telecommunications cost	10	9	(11)	19	33	42
Insurance	10	7	(43)	17	12	(42)
Advertising	45	43	(5)	88	69	(28)
Transaction taxes	1	3	67	4	4	—
Training	14	7	(100)	21	19	(11)
Travel	29	24	(21)	53	48	(10)
Outsourcing including start-up costs written off	245	254	4	499	626	20
Integration expenses	1	—	(100)	1	86	99
Other expenses	16	18	11	34	70	51

	668	663	(1)	1,331	1,477	10

Operating expenses excluding bad and doubtful debts and goodwill amortisation	1,906	1,857	(3)	3,763	3,895	3

Goodwill amortisation	85	78	(9)	163	100	(63)

Total operating expenses excluding bad and doubtful debts	1,991	1,935	(3)	3,926	3,995	2

Expense/income ratio before amortisation of goodwill	50.3%	52.5%	220bps	51.3%	54.7%	340bps

Note: In accordance with Australian Accounting Standard, AASB1018 Statement of Financial Performance, operating expenses above includes goodwill amortisation and bad and doubtful debts.

Note 7.    Deferred Expenses

$m	30 Sept 2003	31 March 2003	30 Sept 2002	% Mov't Mar 03- Sept 03	% Mov't Sept 02- Mar 03	% Mov't Sept 02- Sept 03
Capitalised software	300	284	232	(6)	(22)	(29)
Other deferred expenditure	233	207	162	(13)	(28)	(44)
Deferred acquisition costs	96	90	86	(6)	(4)	(11)

Note 8.    Income Tax

$m	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Profit from ordinary activities before income tax	1,531	1,388	10	2,919	2,668	9
Prima facie income tax at Australian company tax rate of 30%	460	416	(11)	876	800	(10)
Add/(deduct) tax effect of permanent differences
Rebateable and exempt dividends	(34)	(54)	(37)	(88)	(127)	(31)
Tax losses and timing differences now tax effected	6	(2)	(400)	4	69	94
Life insurance:
Tax adjustment on policyholders' earnings(1)	18	(13)	(238)	5	(33)	(115)
Adjustment for life business tax rates	(10)	(9)	11	(19)	(25)	(24)
Change in excess of net market value over net assets of life insurance subsidiaries	—	—	—	—	18	n/a
Gain on sale of controlled entities and businesses	—	—	—	—	(226)	n/a
Other non-assessable items	(116)	(30)	287	(146)	(47)	211
Other non-deductible items	60	24	(150)	84	44	(91)
Adjustment for overseas tax rates	(6)	8	175	2	19	89
Prior period adjustments	(15)	(6)	150	(21)	(24)	(13)
Other items	32	(1)	large	31	3	933

Total income tax expense attributable to profit from ordinary activities	395	333	(19)	728	471	(55)

Effective tax rate (%)	25.8	24.0	-180bps	24.9	17.7	-720bps

Effective tax rate (%) (excluding life company accounting)	25.3	25.6	30bps	25.4	19.2	-620bps

(1)
In accordance with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business, our tax expense for the year includes a $7 million tax charge for income tax on policyholders' investment earnings ($61 million tax credit in second half 2002 and $14 million tax charge in the first half 2002), $2 million of which is in the prima facie tax expense and the balance of $5 million shown here.

Note 9.    Dividends

	Half Year Sept 03	Half Year March 03	Full Year Sept 03	Full Year Sept 02
Ordinary dividend (cents per share)
Interim (fully franked)	—	38	38	34
Final (fully franked)	40	—	40	36

	40	38	78	70
Total dividends provided for or paid(1)
Ordinary dividends provided or paid ($m)	693	652	1,345	1,266

	693	652	1,345	1,266

Ordinary dividend payout ratio—reported net profit	64.7%	65.6%	65.2%	57.9%
Ordinary dividend payout ratio—reported cash earnings	62.3%	63.0%	62.7%	56.5%

Distributions on other equity instruments
TOPrS and FIRsTS distributions provided for or paid ($m)	41	34	75	48

Total distributions on other equity instruments	41	34	75	48

        The Group operates a Dividend Reinvestment Plan that is available to the holders of fully paid ordinary shares who are resident in, or whose address on the register of shareholders is in, Australia or New Zealand (excluding New Zealand Class shares). The last date for receipt of election notices for the dividend plan is 26 November 2003.

Note 10.    Earnings per Share

	Half Year Sept 03	Half Year March 03	% Mov't Mar 03- Sept 03	Full Year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Earnings per ordinary share (cents)(2)
Basic	59.6	56.0	7	115.6	118.3	(2)
Fully diluted(3)	59.4	55.9	5	115.3	117.9	(3)
Cash earnings per ordinary share (cents)	64.2	60.3	7	124.5	123.8	1
Weighted average number of fully paid ordinary shares (millions)	1,832	1,815	1	1,824	1,812	1

(1)
No dividends have been provided for in 2003 due to the adoption of the new Australian Accounting Standard AASB 1044 Provisions Contingent Liabilities and Contingent Assets.
(2)
Ordinary shares comprise Westpac ordinary shares and New Zealand Class shares.
(3)
Fully diluted earnings per share are calculated after adjusting for partly paid shares and options outstanding in accordance with the revised Australian Accounting Standard AASB 1027 Earnings Per Share. All comparatives have been restated. The interim and final dividends for the New Zealand Class shares are fully imputed.

Note 11.    Loans

As at $m	30 Sept 2003	31 March 2003	30 Sept 2002	% Mov't Sept 02- Sept 03
Australia
Overdrafts	3,108	3,082	3,007	3
Credit card outstandings	4,545	4,281	4,131	10
Overnight and call money market loans	132	190	306	(57)
Own acceptances discounted	10,792	10,641	13,025	(17)
Term loans:
Housing	69,668	64,682	60,445	15
Non-housing	35,876	30,468	22,866	57
Finance leases	3,274	2,610	1,812	81
Margin lending(1)	1,590	1,526	560	184
Other	1,957	1,734	1,650	19

Total—Australia	130,942	119,214	107,802	21
New Zealand
Overdrafts	947	990	875	8
Credit card outstandings	751	779	712	5
Overnight and call money market loans	957	986	854	12
Term loans:
Housing	13,869	13,658	12,219	14
Non-housing	7,526	8,590	7,330	3
Redeemable preference share finance	3,365	3,554	3,777	(11)
Other	1,233	826	749	65

Total—New Zealand	28,648	29,383	26,516	8
Other Overseas
Overdrafts	141	158	139	1
Term loans:
Housing	390	358	328	19
Non-housing	1,323	1,614	1,608	(18)
Finance leases	12	13	14	(14)
Other	571	685	897	(36)

Total—Other Overseas	2,437	2,828	2,986	(18)

Total loans	162,027	151,425	137,304	18
Provisions for bad and doubtful debts	(1,554)	(1,535)	(1,434)	8

Total net loans	160,473	149,890	135,870	18

Securitised loans	2,997	3,712	4,318	(31)

(1)
In February 2003, we terminated BTFM's securitisation arrangements which had funded its margin lending portfolio, and instead funded the margin lending loans on-balance sheet.

Note 12.    Provisions for Bad and Doubtful Debts

$m	Half Year Sept 03	Half Year March 03	Full Year Sept 03	Full Year Sept 02
General provision
Balance at beginning of period	1,309	1,162	1,162	1,294
Charge to net profit	271	214	485	461
Transfer to/(from) specific provisions	(70)	17	(53)	(172)
Recoveries of debts previously written off	27	47	74	84
Write-offs	(133)	(142)	(275)	(379)
Provisions of controlled entities/businesses acquired/(disposed)	—	—	—	(133)
Exchange rate and other adjustments	(11)	11	—	7

Balance at period end	1,393	1,309	1,393	1,162
Specific provisions
Balance at beginning of period	226	272	272	307
Transfer from/(to) general provision comprising:
New specific provisions	104	32	136	303
Specific provisions no longer required	(34)	(49)	(83)	(131)

	70	(17)	53	172
Write-offs(1)	(118)	(17)	(135)	(162)
Provisions of controlled entities/businesses disposed	—	—	—	(32)
Exchange rate and other adjustments	(17)	(12)	(29)	(13)

Balance at period end	161	226	161	272

Total provisions for bad and doubtful debts	1,554	1,535	1,554	1,434

(1) Write-offs from specific provisions comprised:
Business and Consumer Banking	(18)	(10)	(28)	(43)
Westpac Institutional Bank	(94)	(5)	(99)	(103)
New Zealand Banking and Pacific Banking	(6)	(2)	(8)	(16)

	(118)	(17)	(135)	(162)

Note 13.    Impaired Assets

As at $m	Gross	30 Sept 2003 Specific Prov'n	Net	Gross	31 March 2003 Specific Prov'n	Net	Gross	30 Sept 2002 Specific Prov'n	Net
Non-accrual assets
Australia	320	(76)	244	236	(78)	158	300	(105)	195
New Zealand	63	(7)	56	62	(11)	51	79	(13)	66
Other Overseas	214	(76)	138	224	(135)	89	269	(148)	121

Total	597	(159)	438	522	(224)	298	648	(266)	382

Restructured assets
Australia	3	(1)	2	3	(1)	2	3	(1)	2
New Zealand	—	—	—	—	—	—	—	—	—
Other Overseas	12	(1)	11	12	(1)	11	28	(5)	23

Total	15	(2)	13	15	(2)	13	31	(6)	25

Total impaired assets	612	(161)	451	537	(226)	311	679	(272)	407

Note 14.    Movement in Gross Impaired Assets

$m	30 Sept 2003	31 March 2003	30 Sept 2002	% Mov't Sept 02- Sept 03
Balance at beginning of period	537	679	861	(38)
New and increased	357	98	191	87
Written off	(118)	(17)	(121)	(2)
Returned to performing or repaid	(139)	(200)	(250)	(44)
Exchange rate and other adjustments	(25)	(23)	(2)	large

Balance at period end	612	537	679	(10)

Note 15.    Items Past 90 Days But Well Secured

As at $m	30 Sept 2003	31 March 2003	30 Sept 2002	% Mov't Sept 02- Sept 03
Australia
Housing products	65	61	48	35
Other products	74	75	68	9

Total Australia	139	136	116	20

New Zealand
Housing products	25	33	36	(31)
Other products	146	163	177	(18)
Other Overseas	29	7	6	383

Total Overseas	200	203	219	(9)

Total	339	339	335	1

Note 16.    Income on Non-Accrual and Restructured Assets

$m	Half Year Sept 03	Half Year March 03	Full Year Sept 03	Full Year Sept 02
Interest received on non-accrual and restructured assets	6	9	15	16
Estimated interest forgone on non-accrual and restructured assets	23	16	39	47
Interest yield on average non-accrual and restructured assets (annualised)	2.0%	3.1%	2.6%	2.2%

Note 17.    Impaired Assets and Provisioning Ratios

As at %	30 Sept 2003	31 March 2003	30 Sept 2002
Total impaired assets to gross loans and acceptances	0.4	0.3	0.5
Net impaired assets to equity and general provisions	2.9	2.3	3.5
Specific provisions to total impaired assets	26.3	42.1	40.1
General provisions to non-housing loans and acceptances	1.7	1.7	1.7
Total provisions to gross loans and acceptances	0.9	1.0	1.0
Total impaired assets to equity and total provisions	3.9	3.9	5.7

Note 18.    Delinquencies (90 Days Past Due Loans)

	30 Sept 2003	31 March 2003	30 Sept 2002	% Mov't Sept 02- Sept 03
Mortgages	0.15%	0.16%	0.15%	0bps
Other Personal Lending	1.02%	1.10%	1.07%	-5b ps

Total Personal Lending	0.22%	0.24%	0.22%	0bps
Australian Business Banking Portfolio	0.51%	0.56%	0.63%	-12bps

Note 19.    Charge For Bad and Doubtful Debts

$m	Half Year Sept 03	Half Year March 03	Full Year Sept 03	Full Year Sept 02
General provision:
Recoveries of debts previously written off
Business and Consumer Banking	(21)	(29)	(50)	(70)
Westpac Institutional Bank	—	(1)	(1)	(3)
New Zealand Banking and Pacific Banking	(6)	(17)	(23)	(11)

	(27)	(47)	(74)	(84)
Write-offs
Business and Consumer Banking	112	116	228	328
Westpac Institutional Bank	2	4	6	3
New Zealand Banking and Pacific Banking	19	22	41	48

	133	142	275	379
Dynamic provisioning charge	95	136	231	(6)
Transfer to specific provisions	70	(17)	53	172

Charge for bad and doubtful debts	271	214	485	461

Specific provisions:
New provisions
Business and Consumer Banking	25	15	40	60
Westpac Institutional Bank	70	11	81	230
New Zealand Banking and Pacific Banking	9	6	15	13

	104	32	136	303
No longer required
Business and Consumer Banking	(11)	(9)	(20)	(36)
Westpac Institutional Bank	(15)	(30)	(45)	(80)
New Zealand Banking and Pacific Banking	(8)	(10)	(18)	(15)

	(34)	(49)	(83)	(131)

Transfer from/(to) general provisions	70	(17)	53	172

Bad and doubtful debts charge to average loans and acceptances annualised (basis points)	34	29	31	33

Note 20.    Deposits and Public Borrowings

As at $m	30 Sept 2003	31 March 2003	30 Sept 2002	% Mov't Sept 02- Sept 03
Deposits
Australia
Non-interest bearing	3,497	3,754	3,611	(3)
Certificates of deposit	23,648	19,817	15,525	52
Other interest bearing:
At call	51,911	47,255	45,124	15
Term	19,471	19,658	17,701	10

Total deposits in Australia	98,527	90,484	81,961	20

New Zealand
Non-interest bearing	819	929	874	(6)
Certificates of deposit	2,436	2,959	2,908	(16)
Other interest bearing:
At call	8,130	7,893	7,039	15
Term	8,288	8,761	8,279	0

Total deposits in New Zealand	19,673	20,542	19,100	3

Other Overseas
Non-interest bearing	225	229	234	(4)
Certificates of deposit	3,487	4,321	2,515	39
Other interest bearing:
At call	594	528	487	22
Term	6,565	5,924	6,465	2

Total deposits Other Overseas	10,871	11,002	9,701	12

Total deposits	129,071	122,028	110,762	17

Public borrowings by controlled entity borrowing corporations
Overseas
Secured	—	1	1	n/a

Total public borrowings by controlled entity borrowing corporations	—	1	1	n/a

Total deposits and public borrowings	129,071	122,029	110,763	17

Note 21.    Capital Adequacy

As at $m	30 Sept 2003	31 March 2003	30 Sept 2002
Tier 1 capital
Total equity	13,996	12,284	10,468
Less: Hybrid capital in excess of tier 1 limit	(40)	—	—
Dividends provided for capital adequacy purposes	(734)	(691)	—
Goodwill (excluding funds management entities)	(1,278)	(1,406)	(1,424)
Net future income tax benefit	(298)	(216)	(159)
Estimated reinvestment under dividend reinvestment plan(1)	191	179	166
Retained earnings, reserves and goodwill in life and general insurance, funds management and securitisation entities	(1,363)	(1,358)	(683)
Equity in captive lenders mortgage insurance entities	(45)	(38)	(31)
Equity in entities not operating in the field of finance	(91)

Total Tier 1 capital	10,338	8,754	8,337

Tier 2 capital
Hybrid capital in excess of tier 1 limit	40	—	—
Subordinated undated capital notes	573	646	717
General provision for bad and doubtful debts	1,393	1,309	1,162
Future income tax benefit related to general provision	(399)	(393)	(348)
Eligible subordinated bonds, notes and debentures	3,951	4,062	3,260

Total Tier 2 capital	5,558	5,624	4,791

Tier 1 and Tier 2 capital	15,896	14,378	13,128
Deductions:
Capital in life and general insurance, funds management and securitisation activities	(836)	(965)	(797)

Net qualifying capital	15,060	13,413	12,331

Risk weighted assets	142,909	137,828	128,651

Tier 1 capital ratio	7.2%	6.4%	6.5%
Tier 2 capital ratio	3.9%	4.0%	3.7%
Deductions	(0.6)%	(0.7)%	(0.6)%

Total capital ratio	10.5%	9.7%	9.6%

As at $m	30 Sept 2003	31 March 2003	30 Sept 2002
Adjusted common equity
Total Tier 1 capital	10,338	8,754	8,337
Less: Hybrid capital (net of excess of 25% of Tier 1 capital)	(2,212)	(1,120)	(465)
Less: Other deductions in relation to non-consolidated subsidiaries	(913)	(1,030)	(797)

Adjusted common equity	7,213	6,604	7,075

Risk weighted assets	142,909	137,828	128,651

Adjusted common equity to risk weighted assets	5.0%	4.8%	5.5%

(1)
This amount is derived from reinvestment experience of our dividend reinvestment plan.

Note 22.    Derivative Financial Instruments

As at 30 Sept 2003 $bn	Notional amount(1)	Regulatory credit equivalent(2)	Positive mark- to-market (replacement cost)(3)	Negative mark-to- market(4)
Trading derivatives outstanding
Interest rate
Futures	24.8	—	—	—
Forwards	5.6	—	—	—
Swaps	256.4	4.0	3.0	3.2
Purchased options	27.0	0.1	—	—
Sold options	7.0	—	—	—
Foreign exchange
Forwards	247.3	9.6	6.8	7.5
Swaps	57.2	3.5	1.3	2.4
Purchased options	93.4	2.6	1.6	—
Sold options	84.5	—	—	1.7
Commodities	3.4	0.4	0.1	0.1
Equities	10.8	0.5	0.1	—

Trading derivatives	817.4	20.7	12.9	14.9

Hedging derivatives outstanding
Interest Rate
Futures	29.1	—
Forwards	4.9	—
Swaps	5.6	0.3
Purchased options	—	—
Total hedging derivatives outstanding	39.6	0.3

Total gross derivatives	857.0	21.0	12.9	14.9

Less: netting benefit		(8.6)	(7.4)	(9.0)

Net derivatives	857.0	12.4	5.5	5.9

As at 31 March 2003	777.4	9.7	6.3	7.6
As at 30 September 2002	733.2	12.4	9.1	8.3

(1)
Notional amount refers to the face value or the amount upon which cash flows are calculated.
(2)
Regulatory credit equivalent using Australian Prudential Regulation Authority guidelines for capital adequacy requirements.
(3)
Positive mark-to-market or replacement cost is the cost of replacing all transactions in a gain position. This measure is the industry standard for the calculation of current credit risk.
(4)
Negative mark-to-market represents the cost to our counterparties of replacing all transactions in a loss position.

As at 30 Sept 2003 $bn	Less than 3 months	Over 3 months to 6 months	Over 6 months to 1 year	Over 1 year to 2 years	Over 2 years to 5 years	Over 5 years	Total
Interest rate
Swaps	0.1	0.1	0.1	0.5	1.0	1.2	3.0
Foreign exchange
Forwards	4.8	1.1	0.6	0.1	0.2	—	6.8
Swaps	0.1	0.1	—	0.2	0.5	0.4	1.3
Purchased options	0.7	0.4	0.3	0.1	0.1	—	1.6
Commodities	—	—	—	0.1	—	—	0.1
Equities and credit	—	—	—	—	0.1	—	0.1

Total derivatives	5.7	1.7	1.0	1.0	1.9	1.6	12.9

Daily Earnings at Risk

        We use earnings at risk as the primary method for measuring and monitoring market risk exposure against Board approved limits. The main types of market risk arising from our trading activities are interest rate and foreign exchange risks. Other market risks include commodity, equity, prepayment, specific issuer and capital markets underwriting risks. The table below depicts the aggregate financial markets (including capital markets underwriting) earnings at risk for the last three half years.

$m	High	Low	Average
Six months ended 30 September 2003	13.6	2.7	4.8
Six months ended 31 March 2003	6.5	2.0	3.7
Six months ended 30 September 2002	10.0	3.1	5.1

$m	Average for the 6 months ended 30 Sept 03	Average for the 6 months ended 31 March 03	Average for the 6 months ended 30 Sept 02
Interest rate risk	2.9	2.3	3.3
Foreign exchange risk	2.1	1.2	1.0
Volatility risk	0.7	0.6	0.5
Other market risk(1)	1.5	1.6	2.5
Diversification benefit	(2.5)	(2.0)	(2.2)

Net derivatives	4.7	3.7	5.1

(1)
Commodity, equity, prepayment, specific issuer, and capital markets underwriting.

Note 23.    Statement of Cash Flows

$m	Half Year Sept 03	Half Year March 03	Full year Sept 03	Full Year Sept 02	% Mov't Sept 02- Sept 03
Reconciliation of net cash provided by operating activities to net profit attributable to equity holders of Westpac Banking Corporation
Net profit attributable to equity holders of Westpac Banking Corporation	1,132	1,051	2,183	2,192	(0)
Adjustments:
Outside equity interests	4	4	8	5	60
Depreciation and goodw ill amortisation	204	209	413	373	11
Increase/(decrease) in sundry provisions and other non-cash items	1,648	(750)	898	(480)	287
Bad and doubtful debts	244	167	411	377	9
(Increase)/decrease in other financial market asset and liabilities	(1,072)	2,095	1,023	2,544	(60)
Decrease/(increase) in trading securities	285	1,474	1,759	(791)	322
Decrease/(increase) in accrued interest receivable	21	(87)	(66)	(38)	(74)
(Decrease)/increase in accrued interest payable	(100)	56	(44)	(195)	77
Increase/(decrease) in provision for income tax	76	(303)	(227)	(19)	large
Increase/(decrease) in provision for deferred income tax	191	(25)	166	(323)	151
(Increase)/decrease in future income tax benefit	(290)	(142)	(432)	(140)	(209)
Decrease in excess of net market value over net assets of a controlled entity	—	—	—	261	n/a

Net cash provided by operating activities	2,343	3,749	6,092	3,766	62

Details of assets and liabilities of controlled entities and businesses acquired are as follows:
Cash	(129)	129	—	—	—
Investment securities	—	70	70	—	100
Life insurance assets	(1)	2,433	2,432	—	100
Fixed assets	—	29	29	4	625
Other assets	(45)	184	139	34	309
Due to other financial institutions	10	(10)	—	—	—
Life insurance policy liabilities	—	(2,378)	(2,378)	—	(100)
Other liabilities	(31)	(399)	(430)	(40)	(100)

Fair value of entities and businesses acquired	(196)	58	(138)	(2)	large
Goodwill	73	891	964	330	192
Minority interests	—	(3)	(3)	—	(100)

	(123)	946	823	328	151

Cash considerations and acquisition costs	(19)	(946)	(965)	(328)	(194)
Cash acquired	13	129	142	—	100

Cash paid for acquisitions (net of cash acquired)	(6)	(817)	(823)	(328)	(151)

Details of assets and liabilities of controlled entities and businesses disposed are as follows:
Cash at bank	—	—	—	458	n/a
Loans	—	62	62	9,485	(99)
Fixed assets	—	—	—	28	n/a
Other assets	298	—	298	131	127
Deposits and public borrowings	—	—	—	(8,105)	n/a
Other liabilities	—	—	—	(154)	n/a

Net assets of entities and businesses disposed	298	62	360	1,843	(80)
Gain on disposal(1)	—	—	—	751	n/a

Cash consideration (net of sale costs)	298	62	360	2,594	(86)

(1)
The net profit on sale of shares in AGC Ltd and certain assets of AGC (NZ) Ltd was $751 million before tax and $754 million after a tax credit of $3 million.

Note 24.    Group Investments and Changes in Controlled Entities

	Country where Business is Carried on	Beneficial Interest %	Carrying Amount $m	Nature of Business
Bronte Finance Pty Limited	Australia	20.0%	—	Investment company
Cardlink Services Limited	Australia	16.7%	1	Card clearing system
Cash Services Australia Pty Limited	Australia	25.0%	—	Cash logistics
ElectraNet Pty Limited	Australia	19.5%	114	Electricity transmission
Electronic Transaction Services
Limited	New Zealand	25.0%	—	Credit card processing
Global Renewables Limited	Australia	35.0%	29	Waste management services
Hartleys Limited	Australia	28.7%	7	Stockbroking
Krava Nominees Pty Limited (in liquidation)	Australia	50.0%	—	Corporate trustee
McGrath Limited	Australia	20.0%	4	Property
Mondex Australia Pty Limited	Australia	25.0%	—	Smart card operations
Mondex New Zealand Limited	New Zealand	20.0%	—	Smart card operations
The Bayview Harbour Unit Trust	Australia	50.0%	—	Property development
The Runaway Bay Unit Trust	Australia	50.0%	—	Property development
Visa New Zealand Limited	New Zealand	15.4%	—	Credit card provider
Westpac Staff Superannuation Plan Pty Limited	Australia	50.0%	—	Corporate trustee
Westpac Employee Assistance Foundation Pty Limited	Australia	50.0%	—	Employee assistance foundation
Yieldbroker Pty Limited	Australia	22.5%	—	On-line distribution portal

        During the 2003 financial year the Group's interests in the following entities were disposed:

  •
  25% interest in Ausmarkets Limited was liquidated;

  •
  50% interest in Colobus Pty Limited was liquidated;

  •
  25% interest in Somersby Park Pty Limited was deregistered; and

  •
  50% interest in Lawrence Collateral Indemnity Pty Limited was liquidated.

        In terms of the contribution to the results of the Group, the above investments are not material either individually or in aggregate.

        The following controlled entities were disposed of during the year:

  •
  A.C.N. 007 552 454 Limited was deregistered;

  •
  M.A.C. Nominees Pty Limited was deregistered;

  •
  Mazbond Pty Limited was deregistered;

  •
  Moorebank Defence Property Trust was sold. (Moorebank Defence Property Trust was sold for consideration of $203 million. The profit on sale was Nil.);

  •
  Palaver Pty Limited was deregistered;

  •
  Reveille Pty Limited was deregistered;

  •
  Runkelli Pty Limited was deregistered;

  •
  The Wales Nominees (Vic.) Pty Limited was deregistered;

  •
  Toliman Investments Limited was sold. (Toliman Investments Limited was sold for consideration of $62 million. The profit on sale was Nil.);

  •
  Westpac Insurance Services Superannuation Fund Limited was liquidated;

  •
  Westpac Nominees -SA- Pty Limited was deregistered;

  •
  Westpac Office Trust was listed. (Westpac Office Trust was sold for consideration of $93 million. The profit on sale was $2 million.); and

  •
  Westpac Retirement Plan Pty Limited was deregistered.

Note 25.    Reconciliation to US GAAP

$m	Full Year Sept 03	Full Year Sept 02	Full Year Sept 03	Full Year Sept 02
	US$(1)	US$(1)	A$	A$
Net profit as reported under Australian GAAP	1,484	1,490	2,183	2,192
Items having an effect of increasing (decreasing) reported income (related tax impact of item shown separately)
Premises and sites	(72)	10	(106)	15
Amortisation of goodwill(2)	111	1	163	1
Superannuation (pension) expense	44	186	64	274
Related income tax expense	(13)	(56)	(19)	(83)
Wealth management	(12)	84	(17)	124
Related income tax credit/(expense)	3	(16)	5	(24)
Write-down of available-for-sale securities	(25)	101	(37)	149
Employee share option compensation (under APB 25)	(10)	(5)	(15)	(8)
Employee share option compensation (under SFAS 123)	(18)	(6)	(27)	(9)
Distributions on other equity instruments	(28)	(33)	(41)	(48)
Distributions on other debt instruments	(23)	—	(34)	—
Amortisation of issue costs on other debt instruments	(1)	—	(2)	—
Start-up cost adjustment	—	16	—	24
Related income tax expense	—	(5)	—	(7)
Other non-financial assets	5	(27)	7	(39)
Related income tax credit/(expense)	2	(13)	3	(19)
Software capitalisation	(3)	(7)	(4)	(11)
Related income tax credit	1	2	2	3
Derivative instruments (under SFAS 133)	(76)	(9)	(111)	(13)
Related income tax credit	18	3	26	4
Difference in carrying value of controlled entity sold	—	5	—	7
Restructuring costs	(54)	46	(79)	67
Related income tax credit/(expense)	16	(14)	23	(20)

Net income according to US GAAP	1,349	1,753	1,984	2,579

Adjustments to determine other comprehensive income under US GAAP
Foreign currency translation	(106)	(52)	(156)	(76)
Unrealised net gain/(loss) on available-for-sale securities	106	(70)	156	(104)
Reclassification adjustment for (gains)/losses now included in net income	23	—	34	—

Total comprehensive income according to US GAAP	1,372	1,631	2,018	2,399

(1)
Australian dollar amounts have been translated into United States dollars solely for the convenience of the reader at the rate of A$1.00 = 0.6045, the noon buying rate for cable transfers on 30 September 2003, as published by the Federal Reserve Bank of New York.

(2)
Effective 1 October 2002, the Group adopted Statement of Financial Accounting Standard (SFAS) 142 Goodwill and Other Intangible Assets. Under SFAS 142, goodwill is no longer amortised but reviewed for impairment annually, or more frequently if certain impairment indicators or triggers arise.

6.6   STATEMENT IN RELATION TO THE AUDIT OF ACCOUNTS

        This report is based on financial statements which have been audited. The audit report, which was unqualified, will be made available with Westpac's Annual Financial Report.

        Dated at Sydney this 30 day of October 2003 for and on behalf of the Board.

Richard Willcock
Group Secretary and General Counsel

7. OTHER INFORMATION	Year End Profit Announcement 2003

7.1   CREDIT RATINGS(1)

Rating agency	Long term	Short term
Fitch Ratings	AA-	F1+
Moody's Investor Services	Aa3	P-1
Standard & Poor's	AA-	A-1+

7.2   EXCHANGE RATES

	30 Sept 2003		31 March 2003		30 Sept 2002
Six months to/as at Currency
	Average	Spot	Average	Spot	Average	Spot
USD	0.6493	0.6805	0.5749	0.6040	0.5495	0.5438
GBP	0.4021	0.4072	0.3622	0.3828	0.3654	0.3476
NZD	1.1256	1.1456	1.1036	1.0908	1.1748	1.1587

(1)
As at September 2003. Unchanged during the reporting period.

7.3   DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This report contains statements that constitute 'forward-looking statements' within the meaning of Section 21E of the US Securities Exchange Act of 1934. The US Private Securities Litigation Reform Act of 1995 provides a 'safe harbor' for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

        Forward-looking statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations with respect to our results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. We use words such as 'may', 'expect', 'intend', 'plan', 'estimate', 'anticipate', 'believe', 'probability', 'risk', or other similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, believed, estimated, expected or intended. We do not intend to update these forward-looking statements.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements made by us or on our behalf. These factors include:

  •
  inflation, interest rate, exchange rate, market and monetary fluctuations;

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy;

  •
  changes in consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which we conduct our operations;

  •
  the effects of competition in the geographic and business areas in which we conduct operations;

  •
  the ability to increase market share and control expenses;

  •
  the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users;

  •
  technological changes;

  •
  demographic changes and changes in political, social and economic conditions in any of the major markets in which we operate; and

  •
  various other factors beyond our control.

        The above list is not exhaustive. For certain other factors that may impact on forward-looking statements made by us in this report refer 'Risk factors'. Our forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in the forward-looking statements as a result of various factors. When relying on forward-looking statements to make decisions with respect to our company, investors and others should carefully consider the foregoing factors and other uncertainties and events.

        We are under no obligation, and disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report.

7.4   SHAREHOLDER CALENDAR

        Westpac shares are listed on the Stock Exchanges in Australia, New Zealand, New York and Tokyo.

        Important dates for shareholders to note over the following months are:

Ex-dividend date	20 November 2003
Record date for final dividend (Sydney)	26 November 2003	5.00pm (Sydney time)
Record date for final dividend (New York)(1)	25 November 2003	5.00pm (New York time)
Record date for final dividend (New Zealand)(2)(3)	28 November 2003	5.00pm (New Zealand time)
Dividend payment date	19 December 2003

(1)
Dividends will be converted to local currency at the rate ruling on the date of payment of dividend.

(2)
Dividends payable to holders of ordinary shares on the New Zealand register will be converted to local currency at the ruling buying rate for telegraphic transfers at 11.00am on 19 December 2003.

(3)
New Zealand date applies to New Zealand class shareholders only. New Zealand residents holding Westpac ordinary shares should note Australia dates.

Share Registries:

Australia and New Zealand—Westpac Ordinary Shares ASX Perpetual Registrars Limited Level 8, 580 George Street Sydney NSW 2000	New Zealand—New Zealand Class Shares Computershare Investor Services Ltd Level 2, 159 Hurtsmere Road Takapuna North Shore City Auckland
New York JP Morgan Chase Bank One Chase Manhattan Plaza 40th Floor New York NY 10081 USA	Tokyo The Mitsubishi Trust & Banking Corporation 1-7-7, Nishi-Ikebukuro Toshima-Ku Tokyo 171 Japan

For further information contact:

Media:

David Lording, Head of Media Relations, +61 (0)2 9226 3510

Analysts and Investors:

Andrew Bowden, Head of Investor Relations, +61 (0)2 9226 4008

Richard Willcock
Group Secretary and General Counsel

30 October 2003

8. RECONCILIATION OF REPORTED RESULTS	Year End Profit Announcement 2003

8.1    YEAR END RECONCILIATION

1 year to:	30 Sept 2003
$m	Reported results	Significant items	Underlying business	BTFM and RAAM(2)	Hastings	Ongoing business
Interest income	10,024	—	10,024	59	—	9,965
Interest expense	(5,680)	—	(5,680)	(32)	—	(5,648)
Net interest income	4,344	—	4,344	27	—	4,317
Total non-interest income(1)	2,986	—	2,986	232	15	2,739

Net operating income	7,330	—	7,330	259	15	7,056

Operating expenses
Salaries and other staff expenses	(1,836)	—	(1,836)	(114)	(6)	(1,716)
Equipment and occupancy expenses	(596)	—	(596)	(31)	(1)	(564)
Other expenses	(1,331)	—	(1,331)	(79)	(1)	(1,251)

Operating expenses (excl goodwill)	(3,763)	—	(3,763)	(224)	(8)	(3,531)

Amortisation of goodwill	(163)	—	(163)	(59)	(2)	(102)

Operating profit before bad debts	3,404	—	3,404	(24)	5	3,423
Bad and doubtful debts	(485)	—	(485)	2	—	(487)

Profit from ordinary activities before income tax	2,919	—	2,919	(22)	5	2,936
Income tax expense(1)	(728)	—	(728)	(11)	(2)	(715)
Net profit attributable to outside equity interests	(8)	—	(8)	—	(1)	(7)

Net profit attributable to equity holders	2,183	—	2,183	(33)	2	2,214

Goodwill amortisation	163	—	163	59	2	102
Distributions on other equity instruments	(75)	—	(75)	—	—	(75)

Cash earnings	2,271	—	2,271	26	4	2,241

Cash earnings (cents) per ordinary share	124.5		124.5			122.9

(1)
Non-interest income includes a $7 million credit, and income tax expense a $7 million charge associated with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business.

(2)
This is a legal entity view of BTFM and RAAMs' contribution and does not incorporate funding costs associated with the acquisitions.

1 year to:	30 Sept 2002
$m	Reported results	Significant items	Underlying business	AGC(2)	RAAM	Ongoing business
Interest income	9,220	—	9,220	713	—	8,507
Interest expense	(5,074)	—	(5,074)	(397)	—	(4,677)
Net interest income	4,146	—	4,146	316	—	3,830
Total non-interest income(1)	2,978	460	2,518	49	28	2,441

Net operating income	7,124	460	6,664	365	28	6,271

Operating expenses
Salaries and other staff expenses	(1,829)	(221)	(1,608)	(39)	(12)	(1,557)
Equipment and occupancy expenses	(589)	—	(589)	(18)	(2)	(569)
Other expenses	(1,477)	(222)	(1,255)	(37)	(11)	(1,207)

Operating expenses (excl goodwill)	(3,895)	(443)	(3,452)	(94)	(25)	(3,333)

Amortisation of goodwill	(100)	—	(100)	—	—	(100)

Operating profit before bad debts	3,129	17	3,112	271	3	2,838
Bad and doubtful debts	(461)	—	(461)	(101)	—	(360)

Profit from ordinary activities before income tax	2,668	17	2,651	170	3	2,478
Income tax expense(1)	(471)	164	(635)	(64)	(1)	(570)
Net profit attributable to outside equity interests	(5)	—	(5)	—	—	(5)

Net profit attributable to equity holders	2,192	181	2,011	106	2	1,903

Goodwill amortisation	100	—	100	—	—	100
Distributions on other equity instruments	(48)	—	(48)	—	—	(48)

Cash earnings	2,244	181	2,063	106	2	1,955

Cash earnings (cents) per ordinary share	123.8		113.9			107.9

(1)
Non-interest income includes a $47 million charge and income tax expense a $47 million credit associated with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business.

(2)
This represents eight months contribution.

8.2    HALF YEAR RECONCILIATION

6 months to:	30 Sept 2003
$m	Reported results	Significant items	Underlying business	BTFM and RAAM(2)	Hastings	Ongoing business
Interest income	5,149	—	5,149	39	—	5,110
Interest expense	(2,913)	—	(2,913)	(24)	—	(2,889)
Net interest income	2,236	—	2,236	15	—	2,221
Total non-interest income(1)	1,557	—	1,557	123	8	1,426

Net operating income	3,793	—	3,793	138	8	3,647

Operating expenses
Salaries and other staff expenses	(938)	—	(938)	(60)	(3)	(875)
Equipment and occupancy expenses	(300)	—	(300)	(15)	(1)	(284)
Other expenses	(668)	—	(668)	(46)	—	(622)

Operating expenses (excl goodwill)	(1,906)	—	(1,906)	(121)	(4)	(1,781)

Amortisation of goodwill	(85)	—	(85)	(33)	(1)	(51)

Operating profit before bad debts	1,802	—	1,802	(16)	3	1,815
Bad and doubtful debts	(271)	—	(271)	2	—	(273)

Profit from ordinary activities before income tax	1,531	—	1,531	(14)	3	1,542
Income tax expense(1)	(395)	—	(395)	(6)	(1)	(388)
Net profit attributable to outside equity interests	(4)	—	(4)	—	(1)	(3)

Net profit attributable to equity holders	1,132	—	1,132	(20)	1	1,151

Goodwill amortisation	85	—	85	33	1	51
Distributions on other equity instruments	(41)	—	(41)	—	—	(41)

Cash earnings	1,176	—	1,176	13	2	1,161

Cash earnings (cents) per ordinary share	64.2		64.2			63.4

(1)
Non-interest income includes a $26 million credit, and income tax expense a $26 million charge associated with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business.

(2)
This is a legal entity view of BTFM and RAAMs' contribution and does not incorporate funding costs associated with the acquisitions.

6 months to:	31 March 2003
$m	Reported results	Significant items	Underlying business	BTFM and RAAM(2)	Hastings	Ongoing business
Interest income	4,875	—	4,875	20	—	4,855
Interest expense	(2,767)	—	(2,767)	(8)	—	(2,759)
Net interest income	2,108	—	2,108	12	—	2,096
Total non-interest income(1)	1,429	—	1,429	109	7	1,313

Net operating income	3,537	—	3,537	121	7	3,409

Operating expenses
Salaries and other staff expenses	(898)	—	(898)	(54)	(3)	(841)
Equipment and occupancy expenses	(296)	—	(296)	(16)	—	(280)
Other expenses	(663)	—	(663)	(33)	(1)	(629)

Operating expenses (excl goodwill)	(1,857)	—	(1,857)	(103)	(4)	(1,750)

Amortisation of goodwill	(78)	—	(78)	(26)	(1)	(51)

Operating profit before bad debts	1,602	—	1,602	(8)	2	1,608
Bad and doubtful debts	(214)	—	(214)	—	—	(214)

Profit from ordinary activities before income tax	1,388	—	1,388	(8)	2	1,394
Income tax expense(1)	(333)	—	(333)	(5)	(1)	(327)
Net profit attributable to outside equity interests	(4)	—	(4)	—	—	(4)

Net profit attributable to equity holders	1,051	—	1,051	(13)	1	1,063

Goodwill amortisation	78	—	78	26	1	51
Distributions on other equity instruments	(34)	—	(34)	—	—	(34)

Cash earnings	1,095	—	1,095	13	2	1,080

Cash earnings (cents) per ordinary share	60.3		60.3			59.5

(1)
Non-interest income includes a $19 million charge, and income tax expense a $19 million credit associated with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business.

(2)
This is a legal entity view of RAAMs' contribution and does not incorporate funding costs associated with the acquisition. It represents five months contribution from BTFM and six months contribution from RAAM.

6 months to:	30 Sept 2003
$m	Reported results	Significant items	Embedded value uplift	Underlying business	AGC(3)	RAAM(2)	Ongoing business
Interest income	4,616	—	—	4,616	178	—	4,438
Interest expense	(2,563)	—	—	(2,563)	(105)	—	(2,458)
Net interest income	2,053	—	—	2,053	73	—	1,980
Total non-interest income(1)	1,616	460	(60)	1,216	12	28	1,176

Net operating income	3,669	460	(60)	3,269	85	28	3,156

Operating expenses
Salaries and other staff expenses	(1,006)	(221)	—	(785)	(10)	(12)	(763)
Equipment and occupancy expenses	(298)	—	—	(298)	(5)	(2)	(291)
Other expenses	(852)	(222)	—	(630)	(10)	(11)	(609)

Operating expenses (excl. goodwill)	(2,156)	(443)	—	(1,713)	(25)	(25)	(1,663)

Amortisation of goodwill	(51)	—	—	(51)	—	—	(51)

Operating profit before bad debts	1,462	17	(60)	1,505	60	3	1,442
Bad and doubtful debts	(190)	—	—	(190)	(31)	—	(159)

Profit from ordinary activities before income tax	1,272	17	(60)	1,315	29	3	1,283
Income tax expense(1)	(95)	164	14	(273)	(16)	(1)	(256)
Net profit attributable to outside equity interests	(3)	—	—	(3)	—	—	(3)

Net profit attributable to equity holders	1,174	181	(46)	1,039	13	2	1,024

Goodwill amortisation	51	—	—	51	—	—	51
Embedded value uplift	46	—	46	—	—	—	—
Distributions on other equity instruments	(23)	—	—	(23)	—	—	(23)

Cash earnings	1,248	181	—	1,067	13	2	1,052

Cash earnings (cents) per ordinary share	68.9			58.9			58.1

(1)
Non-interest income includes a $61 million charge, and income tax expense a $61 million credit associated with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business.

(2)
This is a legal entity view of RAAMs' contribution and does not incorporate funding costs associated with the acquisition. This represents four months contribution.

(3)
Represents two months contribution.

6 months to:	31 March 2003
$m	Reported results	Embedded value uplift	Underlying business	AGC(2)	Ongoing business
Interest income	4,604	—	4,604	535	4,069
Interest expense	(2,511)	—	(2,511)	(292)	(2,219)
Net interest income	2,093	—	2,093	243	1,850
Total non-interest income(1)	1,362	60	1,302	37	1,265

Net operating income	3,455	60	3,395	280	3,115

Operating expenses
Salaries and other staff expenses	(823)	—	(823)	(29)	(794)
Equipment and occupancy expenses	(291)	—	(291)	(13)	(278)
Other expenses	(625)	—	(625)	(27)	(598)

Operating expenses (excl. goodwill)	(1,739)	—	(1,739)	(69)	(1,670)

Amortisation of goodwill	(49)	—	(49)	—	(49)

Operating profit before bad debts	1,667	60	1,607	211	1,396
Bad and doubtful debts	(271)	—	(271)	(70)	(201)

Profit from ordinary activities before income tax	1,396	60	1,336	141	1,195
Income tax expense(1)	(376)	(14)	(362)	(48)	(314)
Net profit attributable to outside equity interests	(2)	—	(2)	—	(2)

Net profit attributable to equity holders	1,018	46	972	93	879

Goodwill amortisation	49	—	49	—	49
Embedded value uplift	(46)	(46)	—	—	—
Distributions on other equity instruments	(25)	—	(25)	—	(25)

Cash earnings	996	—	996	93	903

Cash earnings (cents) per ordinary share	55.0		55.0		49.8

(1)
Non-interest income includes a $14 million credit and income tax expense a $14 million charge associated with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business.

(2)
Represents six months contribution.

8.3   RECONCILIATION OF SIGNIFICANT ITEMS

        A reconciliation between our reported earnings and our underlying earnings is provided below:

$m	Note	Half Year Sept 03	Half Year March 03	Full Year Sept 03	Full Year Sept 02
Net profit attributable to equity holders		1,132	1,051	2,183	2,192
Goodwill amortisation		85	78	163	100
Distributions on hybrid equity		(41)	(34)	(75)	(48)

Reported cash earnings		1,176	1,095	2,271	2,244

Less significant items:
Profit on sale of AGC	1	—	—	—	754
Integration expenses	2	—	—	—	(60)
Wealth accounting treatment	3	—	—	—	(109)
Outsourcing start-up costs	4	—	—	—	(95)
Superannuation	5	—	—	—	(160)
Securities write-down	6	—	—	—	(149)

Underlying cash earnings		1,176	1,095	2,271	2,063

Notes

1.
An after tax profit of $754 million was realised on the sale of AGC to GE Capital on 31 May 2002.

2.
A charge of $60 million (after tax) relating to costs associated with the integration of our existing wealth management business with the acquired wealth businesses.

3.
Standardisation of the accounting treatment for the existing and acquired wealth management businesses to an accrual accounting basis. A charge of $109 million (after tax) was recognised as a result of this policy change.

4.
A write-off of $95 million (after tax) of previously capitalised start-up costs associated with outsourcing agreements.

5.
Adoption of the principles of the International accounting standard 19 Employee Benefits, resulted in an additional charge of $160 million (after tax).

6.
A write-down due to a change in investment strategy on the portfolio of high yield investments. These securities were previously recognised on a held-to-maturity basis. The intention was subsequently changed to hold the portfolio on an available-for-sale basis. The move to an available-for-sale basis resulted in a charge of $149 million (after tax).

8.4   DETAILED TAX RECONCILIATION

	Half Year Sept 03	Half Year March 03	Full Year Sept 03	Full Year Sept 02
$m	Reported result	Reported result	Reported result	Reported result	Significant items	Underlying business	AGC	Ongoing business
Profit from ordinary activities before income tax	1,531	1,388	2,919	2,668	(17)	2,685	(170)	2,855
Prima facie income tax (30%)	460	416	876	800	(5)	805	(51)	856
Add/(deduct) tax effect of permanent differences								—
Rebateable and exempt dividends	(34)	(54)	(88)	(127)	—	(127)	—	(127)
Tax losses and timing differences now tax effected	6	(2)	4	69	(45)	114	—	114
Life insurance:			—			—	—	—
Tax adjustment on policyholders' earnings(1)	18	(13)	5	(33)	—	(33)	—	(33)
Adjustment for life business tax rates	(10)	(9)	(19)	(25)	—	(25)	—	(25)
Change in excess of net market value over net assets of life insurance subsidiaries	—	—	—	18	(9)	27	—	27
Gain on sale of controlled entities and businesses	—	—	—	—	—	(452)	—	(452)
Other non-assessable items	30	(30)	—	(47)	—	(47)	—	(47)
Other non-deductible items	(170)	24	(146)	44	—	44	—	44
Adjustment for overseas tax rates	76	8	84	19	—	19	(1)	20
Prior period adjustments	8	(6)	2	(24)	—	(24)	1	(25)
Permanent differences due to sale of AGC	(21)	—	(21)	(226)	226	—	—	—
Other items	32	(1)	31	3	(3)	6	(13)	19

Total income tax expense attributable to profit from ordinary activities	395	333	728	471	164	307	(64)	371

Effective tax rate (%)	25.8	24.0	24.9	17.7		11.4	37.6	13.0

Effective tax rate (%) (excluding life company)	25.3	25.6	25.4	19.2		12.6	37.6	14.1

(1)
In accordance with the requirements of Australian Accounting Standard AASB 1038 Life Insurance Business, we recognise the tax position of policyholders in our life company in income and reverse its impact in tax expense. This treatment has no impact on net profit attributable to equity holders or cash earnings.

9. ECONOMIC PROFIT	Year End Profit Announcement 2003

        Economic profit is defined as cash earning less a capital charge calculated at 12% of ordinary equity plus the estimated value of franking credits paid to shareholders.

        Economic profit is used as a key measure of our financial performance because it focuses on shareholder value by requiring a return in excess of a risk-adjusted cost of capital.

Reconciliation of economic profit to net profit attributable to equity holders for the six months ending 30 September 2003

		Business and Consumer Banking
$m	Group	Consumer Distribution	Business Distribution	Consumer Products	Business Products	Westpac Institutional Bank	New Zealand Banking	BT Financial Group
Net profit attributable to equity holders	1,132	135	182	247	68	180	138	69
Goodwill amortisation	85	8	11	9	1	1	19	35
Distributions on hybrid securities	(41)	—	—	—	—	—	—	—

Cash earnings	1,176	143	193	256	69	181	157	104
Franking benefit	221	41	56	74	20	30	7	15

Adjusted cash earnings	1,397	184	249	330	89	211	164	119

Average adjusted equity	11,263	963	2,109	1,665	484	2,004	1,523	1,899
Equity charge (12%)	677	59	128	100	27	120	91	112

Economic profit	720	125	121	230	62	91	73	7

Reconciliation of economic profit to net profit attributable to equity holders for the six months ending 31 March 2003

		Business and Consumer Banking
$m	Group	Consumer Distribution	Business Distribution	Consumer Products	Business Products	Westpac Institutional Bank	New Zealand Banking	BT Financial Group
Net profit attributable to equity holders	1,051	136	178	176	56	202	143	58
Goodwill amortisation	78	8	11	9	1	1	18	28
Distributions on hybrid securities	(34)	—	—	—	—	—	—	—

Cash earnings	1,095	144	189	185	57	203	161	86
Franking benefit	209	44	58	56	17	35	7	18

Adjusted cash earnings	1,304	188	247	241	74	238	168	104

Average adjusted equity	10,838	963	2,001	1,694	483	1,876	1,475	1,652
Equity charge (12%)	645	56	119	102	30	113	88	96

Economic profit	659	132	128	139	44	125	80	8

Reconciliation of economic profit to net profit attributable to equity holders for the 12 months ending 30 September 2003

		Business and Consumer Banking
$m	Group	Consumer Distribution	Business Distribution	Consumer Products	Business Products	Westpac Institutional Bank	New Zealand Banking	BT Financial Group
Net profit attributable to equity holders	2,183	271	360	423	124	382	281	127
Goodwill amortisation	163	16	22	18	2	2	37	63
Distributions on hybrid securities	(75)	—	—	—	—	—	—	—
Adjustment for embedded value uplift	—	—	—	—	—	—	—	—

Cash earnings	2,271	287	382	441	126	384	318	190
Franking benefit	430	85	114	130	38	65	14	33

Adjusted cash earnings	2,701	372	496	571	164	449	332	223

Average adjusted equity	11,017	963	2,055	1,679	483	1,941	1,499	1,775
Equity charge (12%)	1,322	116	247	202	57	233	179	208

Economic profit	1,379	257	249	369	106	216	153	15

Reconciliation of economic profit to net profit attributable to equity holders for the 12 months ending 30 September 2002

		Business and Consumer Banking
$m	Group(1)	Consumer Distribution	Business Distribution	Consumer Products	Business Products	Westpac Institutional Bank	New Zealand Banking	BT Financial Group
Net profit attributable to equity holders	2,011	279	279	349	107	275	241	124
Goodwill amortisation	100	16	22	18	2	—	37	4
Distributions on hybrid securities	(48)	—	—	—	—	—	—	—
Adjustment for embedded value uplift	—	—	—	—	—	—	—	—

Cash earnings	2,063	295	301	367	109	275	278	128
Franking benefit	382	86	85	97	34	58	13	18

Adjusted cash earnings	2,445	381	386	464	143	333	291	146

Average adjusted equity	10,367	909	1,645	1,280	436	1,742	1,431	596
Equity charge (12%)	1,247	109	197	154	52	209	172	71

Economic profit	1,198	272	189	310	91	124	119	75

(1)
Group economic profit calculated on an underlying earnings basis.

10. GLOSSARY	Year End Profit Announcement 2003
Reported results	Net profit attributable to equity holders
Cash earnings	Net profit attributable to equity holders plus amortisation of goodwill minus dividends paid on hybrid equity.
Underlying cash earnings	Cash earnings less significant items.
Ongoing business earnings	Underlying earnings less contributions from AGC (Australia and New Zealand), RAAM, BTFM, and Hastings.
Earnings per ordinary share	Net profit attributable to equity holders less dividends paid on hybrids divided by the weighted average number of fully paid ordinary shares.
Weighted average ordinary shares	Weighted average number of fully paid ordinary shares listed on the ASX as at 30 September 2003 and New Zealand Class shares.
Cash earnings per ordinary share (cents) underlying basis	Underlying cash earnings divided by the weighted average number of fully paid ordinary shares.
Fully franked dividends per ordinary share (cents)	Dividend paid out of income which carries a credit for Australian company income tax paid by Westpac.
Dividend payout ratio	Total fully franked ordinary dividend plus the equivalent dividend paid on the New Zealand Class shares divided by reported cash earnings.
Dividend payout ratio underlying basis	Total fully franked ordinary dividend plus the equivalent dividend paid on the New Zealand Class shares divided by underlying cash earnings.
Return on equity	Net profit attributable to equity holders less dividends paid on hybrids divided by the average ordinary equity.
Cash return on equity	Cash earnings divided by the average ordinary equity.
Economic profit	Cash earning less a capital charge calculated at 12% of ordinary equity plus the estimated value of franking credits paid to shareholders.
Economic profit underlying basis	Underlying cash earning less a capital charge calculated at 12% of ordinary equity plus the estimated value of franking credits paid to shareholders.

PRODUCTIVITY AND EFFICIENCY
Operating expenses	Total expenses less goodwill amortisation and bad and doubtful debts.
Expense to income ratio	Operating expenses divided by net operating income.
Expense to income ratio underlying basis	Underlying operating expenses divided by underlying operating income.
Banking group expense to income ratio	Operating expenses in Business and Consumer Banking, Institutional Bank, and New Zealand Banking along with Corporate Centre and Group items divided by operating income from these business units.
Full-time equivalent staff (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight.
Net interest spread	The difference between the average yield on all interest bearing assets and the average rate paid on interest bearing liabilities net of impaired loans.
Net interest margin	The net interest spread plus the benefit of net non-interest bearing liabilities & equity.
Net capital ratio	Tier 1 capital ratio plus Tier 2 capital ratio less deductions.
Tier 1 capital ratio	Total Tier 1 capital as defined by APRA divided by Risk Weighted Assets (RWA).
Average ordinary equity	Average equity excluding outside equity interests less average hybrid equity.
Adjusted Common Equity (ACE) ratio
ACE is equal to shareholders funds less hybrid equity, intangible assets, investments in insurance, funds management and securitisation entities and any other Tier 1 deductions. This is divided by RWA.
Average total equity	Total shareholders' equity including New Zealand Class shares.
Impaired Assets	Impaired assets, as defined by APRA can be classified into the following two categories:
Non-accrual assets: assets where income may no longer be accrued because reasonable doubt exists as to the collectability of principal and interest.

Restructured asset: assets where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer.
90 days past due
A loan facility where payments of interest or principal are 90 or more days past due and the value of the security is sufficient to cover the repayment of all principal, interest amounts due and an additional six months interest.

Hastings	Hastings Funds Management Limited (Hastings). Westpac acquired a controlling interest (51%) in Hastings on 16 October 2002.
RAAM	Rothschild Australia Asset Management (RAAM). Acquired by Westpac on 1 June 2002.
BTFM
BT Funds Management (BTFM). Westpac acquired this business from the Principal Financial Group on 31 October 2002. The legal entities acquired were Principal Financial Group (Australia), Holdings Pty Limited in Australia and BT Financial Group (NZ) Limited in New Zealand.
BTFG
BT Financial Group (BTFG) is Westpac's newly named wealth management business. BTFG represents Westpac's total wealth management business and incorporates Westpac Financial Services, Westpac Life Business, RAAM and BTFM.

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  Exhibit 1